Table of Contents

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COEPTIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

delaware	5961	83-4284557
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

105 Bradford Rd., Suite 420

Wexford, PA 15090

(724) 934-6467

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Mehalick

Chief Executive Officer

105 Bradford Rd., Suite 420

Wexford, PA 15090

(724) 934-6467

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Denis Dufresne, Esq.

Meister Seelig & Fein LLP

125 Park Avenue, 7th Floor

New York, New York 10017

Tel: (212) 655-3500

Fax: (212) 655-3535

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value share, held by selling stockholders	7,435,000	$5.63	(2)	$41,859,050	$3,880.33
Common Stock, $0.001 par value per share, underlying warrants held by selling stockholders	7,095,100	$5.63	(3)	$39,945,413	$3,702.94
Total:	14,530,100			$81,804,463	$7,583.27

(1)	In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”).

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Shares of the registrant’s common stock are eligible for trading on the over-the-counter market. The maximum price per share is based on the average of the $5.75 (high) and $5.50 (low) sale price of the registrant’s common stock as reported on the over-the-counter market on January 28, 2022.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The maximum price per share is based on the average of the $5.75 (high) and $5.50 (low) sale price of the registrant’s common stock as reported on the over-the-counter market on January 28, 2022.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated February [___], 2022

PRELIMINARY PROSPECTUS

COEPTIS THERAPEUTICS, INC.

14,530,100 Shares of

Common Stock

This prospectus relates solely to the resale of up to an aggregate of 14,530,100 shares of our common stock, par value $0.0001 per share (“common stock”), by the selling stockholders identified in this prospectus. The selling stockholders acquired the shares of common stock offered by this prospectus from us in private placement transactions in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) as more fully described herein. We are registering the resale of these shares of common stock by the selling stockholders to satisfy registration rights we have granted to the selling stockholders.

The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, at negotiated prices or through other means described in the section entitled “Plan of Distribution.” We do not know when or in what amount the selling stockholders may offer these shares of common stock for sale. The selling stockholders may sell some, all or none of the shares of common stock offered by this prospectus.

The selling stockholders will receive all proceeds from the sale of the shares of common stock hereunder, and we will not receive any of the proceeds from their sale of the shares of common stock hereunder. We have agreed to pay all expenses relating to registering the shares of common stock being offered in this prospectus. The selling stockholders will pay any brokerage commissions and/or similar charges incurred by them for the sale of the shares of common stock being offered in this prospectus.

There is currently a limited public trading market for our common stock. Because all of the shares of common stock being offered in this prospectus are being offered by the selling stockholders, we cannot currently determine the price or prices at which these shares may be sold.

Our common stock is quoted on the OTC-Pink tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the symbol “COEP”. On January 28, 2022, the last reported sales price for our common stock was $5.75 per share.

We are a “smaller reporting company” under applicable Securities and Exchange Commission (the “SEC”) rules and will be eligible for reduced public company reporting requirements. See “Summary—We are a Smaller Reporting Company.”

Investing in our common stock involves significant risks. You should read the section entitled “Risk Factors” beginning on page 6 for a discussion of certain risk factors that you should consider before investing in our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the SEC nor any other regulatory body has passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2022

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date. Information contained on our website, or any other website operated by us, is not part of this prospectus.

For investors outside the United States: We have not, and the selling stockholders have not, done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

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CERTAIN IMPORTANT INFORMATION

Trademarks

We own or have rights to use the trademarks and trade names that we use in conjunction with the operation of our business. Each trademark or trade name of any other company appearing in this prospectus is, to our knowledge, owned by such other company. Solely for convenience, our trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

Presentation of Financial and Other Information

Coeptis Pharmaceuticals, LLC (LLC) was formed on July 12, 2017 as a Pennsylvania multi-member limited liability company. On December 1, 2018, the members of LLC contributed their interest to a newly formed corporation, Coeptis Pharmaceuticals, Inc (“Coeptis”). As of December 1, 2018, the LLC became a disregarded single-member limited liability company which is wholly owned by the newly formed corporation. On February 12, 2021, Coeptis Acquisition Sub, Inc. (“Acquisition Corp.”), a wholly-owned subsidiary of Vinings Holdings, Inc., a Delaware corporation (“Vinings”), merged (the “Merger”) with and into Coeptis Pharmaceuticals, Inc. a Delaware corporation (“Coeptis”). Coeptis was the surviving corporation of that Merger. As a result of the Merger, Vinings acquired the business of Coeptis and continues the existing business operations of Coeptis as a wholly-owned subsidiary. On July 12, 2021, the company has legally changed its name from Vinings Holdings, Inc. to Coeptis Therapeutics, Inc. The Merger was treated as a recapitalization of the Company for financial accounting purposes. The historical financial statements of Vinings before the Merger have been replaced with the historical financial statements of Coeptis before the Merger in all future filings with the Securities and Exchange Commission (the “SEC”). The Company is located in Wexford, PA, and engages primarily in the acquisition, development, and commercialization of pharmaceutical products.

As used in this Current Report, the terms the “Company”, “we,” “us,” and “our” refer to Coeptis Therapeutics, Inc. and its wholly-owned subsidiary Coeptis, after giving effect to the Merger, unless otherwise stated or the context clearly indicates otherwise. The term “Predecessor” refers to Vinings Holdings, Inc., before giving effect to the Merger; and the term “Coeptis” refers to Coeptis Pharmaceuticals, Inc., before giving effect to the Merger.

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, but it does not contain all of the information that you may consider important in making your investment decision. Therefore, you should carefully read the entire prospectus carefully, including, in particular, the “Risk Factors” section beginning on page 6 of this prospectus, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section beginning on page 23 and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.

In this prospectus, unless the context otherwise requires, the terms the “Company”, “we,” “us,” and “our” refer to Coeptis Therapeutics, Inc. and its wholly-owned subsidiary Coeptis, after giving effect to the Merger.

Overview

We were originally incorporated in the State of Colorado in 1996 under the name Nelx Marketing Inc., and then changed our name to Mind 2 Market, Inc. (1996), then to Health Partnership, Inc. (2005), then to Naerodynamics, Inc. (2008). In January 2020, our company redomiciled to the State of Delaware and changed corporate name to NDYN Merger Corp. In February 2020, NDYN Merger Corp. enacted a Holding Company Reorganization pursuant to Section 251(g) of the Delaware General Corporation Law and, in connection therewith, changed our corporate name to Vinings Holdings, Inc. Effective July 12, 2021, our corporate name changed to “Coeptis Therapeutics, Inc.” and our trading symbol changed to “COEP.”

Reverse Merger Transaction. On February 12, 2021, Coeptis Acquisition Sub, Inc. (“Acquisition Corp.”), a wholly-owned subsidiary of our company, merged (the “Merger”) with and into Coeptis Pharmaceuticals, Inc., a Delaware corporation (“Acquired Coeptis”). Acquired Coeptis was the surviving corporation of that Merger. As a result of the Merger, our company acquired the business of Acquired Coeptis and now continues the existing business operations of Acquired Coeptis as a wholly-owned subsidiary. Simultaneously with the closing of the Merger, all of the issued and outstanding shares of Acquired Coeptis common stock converted, on a 1-for-1 basis, into shares of our company’s common stock. As of the closing of the Merger, there were no Acquired Coeptis options or warrants outstanding to purchase shares of Acquired Coeptis common stock. (See “Business—History—Reverse Merger Transaction”).

Prior to the Merger, our company was a “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Descriptions of our company’s business in this prospectus relate to the historical business operations of Acquired Coeptis, unless the context requires otherwise.

Current Status. Coeptis Pharmaceuticals, Inc. (Acquired Coeptis) was formed in November 2018, and its sole subsidiary, Coeptis Pharmaceuticals, LLC, was formed in July 2017. Through our subsidiaries, we focus on the development and/or acquisition of pharmaceutical products and technologies which offer improvements to current therapies, thereby improving patient outcomes.

Current Business. As described in greater detail elsewhere in this prospectus, during 2021 revamped our corporate strategy and exited certain product lines that were commercialization focused and took on through strategic transactions product focuses that will rely on our research and development expertise. As such, our current business model is designed around commercializing and furthering the development of our current product portfolio. We are continually exploring partnership opportunities with companies that have novel therapies in various stages of development or companies with technologies that improve the way that drugs are delivered to patients. We will continue to seek the best strategic relationships for our portfolio, which relationships could include in-license agreements, out-license agreements, co-development arrangements and other strategic partnerships in new and exciting therapeutic areas such as auto-immune disease and oncology.

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Recent Issuances of Common Stock and Warrants

2021 Private Placement

On November 17, 2021, we completed a private placement (the “2021 Private Placement”), in which we sold 5,827,324 shares of our common stock in reliance on an exemption from registration under the Securities Act. The gross proceeds from the 2021 Private Placement were approximately $8.7 million, which we used for general corporate purposes.

Current Reg A Offering

One December 6, 2021, we launched an offering of our common stock pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission, pursuant to which we are seeking to sell up to 3,000,000 shares of our common stock a price per share of $3.00. Through January 28, 2022, we have sold 31,999 shares of common stock in this offering.

Warrant Issuances

On November 23, 2020, the Company issued a class A and a class B warrant to Coral Investment Partners, LP, with each warrant granting the right to purchase 500,000 shares of common stock at a price of $2 per share under the Class A warrant and the right to purchase 500,000 shares of common stock at a price of $5 per share under the Class B warrant. The warrants expire on November 30, 2023. The warrants also contain a conditional cashless exercise provision and anti-dilution provisions. The shares being registered under the Class A warrant and Class B warrant are being registered for resale under this prospectus.

On May 28, 2021, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 500,000 shares of common stock at a price of $1 per share, 500,000 shares at $2 per share, and 500,000 at $5 per share. The warrants expire on June 1, 2026. All warrants were outstanding on September 30, 2021. The shares issuable under the Class A warrant and Class B warrant are being registered for resale under this prospectus.

On July 30th, 2021, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 200,000 shares of common stock at a price of $1 per share, 100,000 shares at $2 per share, and 100,000 at $5 per share. The warrants expire on July 26, 2026. All warrants were outstanding on September 30, 2021. The shares issuable under the Class A warrant and Class B warrant are being registered for resale under this prospectus.

On September 22, 2021, the Company issued a warrant in conjunction with the termination of a license right with Purple Biotech, Ltd., granting Purple Biotech the right to purchase 300,000 shares of common stock at $5 per share, subject to certain adjustments.

Between November 2021 and January 2022, the Company issued warrants in exchange for professional services, granting the warrant holders the right to purchase (subject to vesting in certain cases) in the aggregate up to 4,195,100 shares at an average exercise price of approximately $1.50 per share. The shares issuable under these warrants are being registered for resale under this prospectus.

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Risks Associated with our Business

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described in “Risk Factors” beginning on page 6 before making a decision to invest in our common stock. If any of these risks actually occurs, our business, financial condition, results of operations and prospects would likely be materially, adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment. Below is a summary of some of the principal risks we face:

-	Adverse impacts from the pandemic involving the novel coronavirus known as COVID-19;
-	We may not be able to successfully implement our growth strategy on a timely basis or at all;
-	We may have difficulties managing our anticipated growth, or we may not grow at all;
-	We have a history of losses, we expect to incur losses in the future and we may not be able to achieve or maintain profitability;
-	We may not be able to initiate and complete preclinical studies and clinical trials for our product candidates which could adversely affect our business;
-	We may not be able to obtain and maintain the third-party relationships that are necessary to develop, commercialize and manufacture some or all of our product candidates;
-	We may encounter difficulties in managing our growth, which could adversely affect our operations;
-	We need to obtain financing in order to continue our operations;
-	The drug development and approval process is uncertain, time-consuming and expensive;
-	Competition in the biotechnology and pharmaceutical industries may result in competing products, superior marketing of other products and lower revenues or profits for us;
-	Federal laws or regulations on drug importation could make lower cost versions of our future products available, which could adversely affect our revenues, if any;
-	The regulatory approval process is costly and lengthy, and we may not be able to successfully obtain all required regulatory approvals;
-	Healthcare reform measures could adversely affect our business;
-	Protecting and defending against intellectual property claims may have a material adverse effect on our business;
-	If we are not able to retain our current senior management team and our scientific advisors or continue to attract and retain qualified scientific, technical and business personnel, our business will suffer;
-	There is a substantial doubt about our ability to continue as a going concern; and
-	the other risks identified in this prospectus

General Corporate Information

Our principal executive offices are located at 105 Bradford Rd., Suite 420, Wexford, PA 15090, (724) 934-6467. Our website is available at https://www.coeptistx.com. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

•       requiring only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s discussion and analysis of financial condition and results of operations” in our Securities Act of 1933, as amended, or the Securities Act, filings;

•        reduced disclosure about our executive compensation arrangements;

•       no non-binding advisory votes on executive compensation or golden parachute arrangements; and

•       exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002, or SOX.

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We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an “emerging growth company.” We will continue to remain an “emerging growth company” until the earliest of the following: (i) the last day of the fiscal year following the fifth anniversary of the date of the completion of this offering; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our common stock) or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

We may choose to take advantage of some, but not all, of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to avail ourselves of the extended transition period for complying with new or revised financial accounting standards. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult.

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The Offering

Common Stock Offered by the Selling Stockholders	A total of up to 14,530,100 shares of our common stock. The selling stockholders may from time to time sell some, all or none of the shares of common stock pursuant to the registration statement of which this prospectus is a part.

Shares of Common Stock Outstanding	37,174,863 as of January 28, 2022, excluding shares of common stock issuable upon conversion of convertible securities (including the Class B Preferred Stock) and exercisable securities (including the outstanding warrants).

Use of Proceeds	The selling stockholders will receive all of the proceeds from the sale of shares of our common stock. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. The only proceeds, if any, that we would receive is in connection with the exercise of any warrants whose shares are being registered for resale under this prospectus.

Dividend Policy

We currently intend to retain our future earnings, if any, to finance the development and expansion of our business and, therefore, do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations and financial condition, capital requirements, business prospects, statutory and contractual restrictions on our ability to pay cash dividends, if any, and other factors our board of directors may deem relevant.

See “Dividend Policy.”

Plan of Distribution

The Selling Stockholders may, from time to time, sell any or all of their shares of our common stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

For further information, see “Plan of Distribution” beginning on page 55.

Risk Factors	Investing in our common stock involves a high degree of risk. For a discussion of factors you should consider in making an investment, see “Risk Factors” beginning on page 6.

Listing and Trading Symbol	“COEP.”

Except as otherwise indicated, the number of shares of our common stock outstanding is based on the number of shares of our common stock outstanding as of January 28, 2022. This number does not include:

•	6,860,600 shares of our common stock issuable upon exercise of warrants to purchase our common stock at a weighted average exercise price of $2.15 per share;

•	300,000 shares of our common stock issuable upon conversion of a currently outstanding convertible promissory note; and

•	8,000,000 shares of common stock issuable upon the conversion of our Class B Preferred Stock.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our common stock, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected, in which case the trading price of our common stock could decline significantly and you could lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. The risk factors discussed below cover not only our current products, product candidates and relationships, but also the risks we expect to encounter when and if we add new product candidates and approved products to our proprietary portfolio, which new products, if added, we expect to be a various stages of pre-clinical and perhaps clinical development. Please refer to the section entitled “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Related to Our Company

There is a substantial doubt about our ability to continue as a going concern. The report of our independent auditors that accompanies our consolidated financial statements includes an explanatory paragraph indicating there is a substantial doubt about our ability to continue as a going concern, citing our need for additional capital for the future planned expansion of our activities and to service our ordinary course activities (which may include servicing of indebtedness). The inclusion of a going concern explanatory paragraph in the report of our independent auditors will make it more difficult for us to secure additional financing or enter into strategic relationships on terms acceptable to us, if at all, and likely will materially and adversely affect the terms of any financing that we might obtain. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. We have incurred significant losses in prior periods. For the nine months ended September 30, 2021, we incurred a net loss of $10,609,672 (unaudited) and, as of that date, we had an accumulated deficit of $24,710,518 (unaudited). For the ten months ended December 31, 2020, we incurred a net loss of $576,984 and, as of that date, we had an accumulated deficit of $590,389. Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

To date, we have generated only minimal product revenue. We expect that planned our product development, preclinical and clinical programs will increase losses significantly over the next five years. In order to achieve profitability, we will be required to generate significant revenue. We cannot be certain that we will generate sufficient revenue to achieve profitability. We anticipate that we will continue to generate operating losses and experience negative cash flow from operations at least through the end of 2023 or longer. We cannot be certain that we will ever achieve profitability or that, if profitability is achieved, that is will be maintained. If our revenue grows at a slower rate than we anticipate or if our product development, marketing and operating expenses exceed our expectations or cannot be adjusted accordingly, our business, results of operation and financial condition will be materially adversely affected and we may be unable to continue operations.

We will not be able to generate meaningful product revenue unless and until one of our product candidates or co-development products successfully completes clinical trials and receives regulatory approval. As some of our current and projected future product candidates or co-development products are, and we expect will be, at an early proof-of-concept stage, we do not expect to receive revenue from any of these products for several years, if at all. We intend to seek to obtain revenue from collaboration or licensing agreements with third parties. We recently shifted our operational focus away from Conjupri and Consensi, in order to focus our efforts on our other product opportunities described elsewhere in this prospectus. We expect that we will need to rely on key third-party agreements, in order to be in a position to realize material revenues in the future, and we may never enter into any such agreements or realize material, ongoing future revenue. Even if we eventually generate revenues, we may never be profitable, and, if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

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The COVID-19 pandemic could have a material adverse impact on our business, results of operations and financial condition. In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. In January 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern.” This worldwide outbreak has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines and travel bans intended to control the spread of the virus. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses and facilities. These restrictions, and future prevention and mitigation measures, have had an adverse impact on global economic conditions and are likely to have an adverse impact on consumer confidence and spending, which could materially adversely affect the supply of, as well as the demand for, our products. Uncertainties regarding the economic impact of COVID-19 is likely to result in sustained market turmoil, which could also negatively impact our business, financial condition and cash flows.

If our operations or productivity continue to be impacted throughout the duration of the COVID-19 outbreak and government-mandated closures, which may negatively impact our business, financial condition and cash flows. The extent to which the COVID-19 pandemic will further impact our business will depend on future developments and, given the uncertainty around the extent and timing of the potential future spread or mitigation and around the imposition or relaxation of protective measures, we cannot reasonably estimate the impact to our business at this time.

The extent of COVID-19’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the outbreak, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business. However, if the pandemic continues for a prolonged period it could have a material adverse effect on our business, results of operations, financial condition and cash flows and adversely impact the trading price of our common stock.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our business, which could place a significant strain on our operations, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of one of our executive officers; the loss of this officer could disrupt our operations and adversely affect the development of our business. Our success in effectuating our business plan will depend, primarily, on the continued service of our CEO and President, David Mehalick. We have not yet entered into an employment agreement with Mr. Mehalick. (See “Executive Compensation”). The loss of service of Mr. Mehalick, for any reason, could seriously impair our ability to effectuate our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan is not based on independent market studies. We have not commissioned any independent market studies concerning our business plans. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in our business operations.

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Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegate such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

We need to obtain financing in order to continue our operations. On a prospective basis, we will require both short-term financing for operations and long-term capital to fund our expected growth. We have no existing bank lines of credit and have not established any definitive sources for additional financing. We believe that cash on hand will be sufficient to meet our short-term financial requirements into the 2nd quarter of 2022 assuming that we elect not to pursue strategic transactions prior to that time. However, we will require additional funds if we want to fully implement our business plan and growth strategy. Additional financing may not be available to us, or if available, then it may not be available upon terms and conditions acceptable to us. If adequate funds are not available, then we may be required to delay, reduce or eliminate product development or clinical programs. Our inability to take advantage of opportunities in the industry because of capital constraints may have a material adverse effect on our business and our prospects. If we fail to obtain the capital necessary to fund our operations, we will be unable to advance our development programs and complete our clinical trials.

In addition, our research and development expenses could exceed our current expectations. This could occur for many reasons, including:

•	some or all of our product candidates and co-development candidates fail in clinical or preclinical studies and we are forced to seek additional product candidates;

•	our product candidates and co-development candidates require more extensive clinical or preclinical testing than we currently expect;

•	we advance more of our product candidates and co-development candidates than expected into costly later stage clinical trials;

•	we advance more preclinical product candidates and co-development candidates than expected into early-stage clinical trials;

•	we are required, or consider it advisable, to acquire or license rights from one or more third parties; or

•	we determine to acquire or license rights to additional product candidates and co-development candidates or new technologies.

While we expect to seek additional funding through public or private financings, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our Common Stock and other capital securities. We may also seek additional funds through arrangements with collaborators or other third parties. These arrangements would generally require us to relinquish rights to some of our technologies, product candidates or products, and we may not be able to enter into such agreements, on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our development programs, including some or all of our product candidates.

We currently do not have sufficient cash to fully implement our business plan. We have experienced a lack of adequate capital resources causing us to be unable to fully implement our full business plan. We believe that we need to raise or otherwise obtain additional financing beyond our current cash position in order to satisfy our existing obligations and fully implement our business plan. We do not expect to have positive cash flow until the end of 2023 or longer. If we are not successful in obtaining additional financing, including pursuant to this offering, we will not be able to fully implement our business plan and we may not be able to continue our operations.

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We have a limited operating history and a history of operating losses, and expect to incur significant additional operating losses. We began our business in 2017 and have a limited operating history. Although we have enlisted the assistance of pharmaceutical experts, our lack of experience may cause us to encounter unforeseen problems that could have a material adverse effect on our business and financial condition. Further, there is limited historical financial information upon which to base an evaluation of our performance.

The drug development and approval process is uncertain, time-consuming and expensive. The process of obtaining and maintaining regulatory approvals for new therapeutic products is lengthy, expensive and uncertain. It also can vary substantially based on the type, complexity, and novelty of the product. We, or our co-development partners, must provide the FDA and foreign regulatory authorities with preclinical and clinical data demonstrating that our products are safe and effective before they can be approved for commercial sale. Clinical development, including preclinical testing, is a long, expensive and uncertain process. It may take us several years to complete our testing, and failure can occur at any stage of testing. Any preclinical or clinical test may fail to produce results satisfactory to the FDA. Preclinical and clinical data can be interpreted in different ways, which could delay, limit or prevent regulatory approval. Negative or inconclusive results from a preclinical study or clinical trial, adverse medical events during a clinical trial or safety issues resulting from products of the same class of drug could cause a preclinical study or clinical trial to be repeated or a program to be terminated, even if other studies or trials relating to the program are successful.

We will be required to sustain and further build our intellectual property rights. We do not currently have any intellectual property rights in our name in respect of our current assets, and instead have rights in respect of our current assets through agreements with third parties. We intend to fully protect any product, formulation and process that we develop with appropriate intellectual property registrations. If we fail to sustain and further build our direct and indirect intellectual property rights, competitors will be able to take advantage of our research and development efforts to develop competing products. If we are not able to protect our proprietary technology, trade secrets, and know-how, our competitors may use our inventions to develop competing products. Our future patents and patent applications, even if granted, may not protect us against our competitors. Patent positions generally, including those of other pharmaceutical and biotechnology companies, are or will be generally uncertain and involve complex legal, scientific and factual questions. The standards which the United States Patent and Trademark Office uses to grant patents, and the standards which courts use to interpret patents, are not always applied predictably or uniformly and can change, particularly as new technologies develop. Consequently, the level of protection, if any, that will be provided by our direct or indirect patent rights from time to time if we attempt to enforce them, and they are challenged, is uncertain. In addition, the type and extent of patent claims that will be issued to us in the future is uncertain. Any patents that are issued may not contain claims that permit us to stop competitors from using similar technology.

In addition, we may also rely on unpatented technology, trade secrets, and confidential information. We may not be able to effectively protect our rights to this technology or information. Other parties may independently develop substantially equivalent information and techniques or otherwise gain access to or disclose our technology. We will generally require each of our employees, consultants, collaborators, and certain contractors to execute a confidentiality agreement at the commencement of an employment, consulting, collaborative, or contractual relationship with us. However, these agreements may not provide effective protection of our technology or information or, in the event of unauthorized use or disclosure, they may not provide adequate remedies.

Patent positions are often uncertain and involve complex legal and factual questions. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States. Whether filed in the United States or abroad, our patent applications may be challenged or may fail to result in issued patents. In addition, any future patents we obtain may not be sufficiently broad to prevent others from practicing our technologies or from developing or commercializing competing products. Furthermore, others may independently develop or commercialize similar or alternative technologies or drugs, or design around our patents. Our patents may be challenged, invalidated or fail to provide us with any competitive advantages. We may not have the funds available to protect our patents or other technology; such protection is costly and can result in further litigation expenses.

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If we do not obtain or we are unable to maintain adequate patent or trade secret protection for our products in the United States, competitors could duplicate them without repeating the extensive testing that we will be required to undertake to obtain approval of the products by the FDA. Regardless of any patent protection, under the current statutory framework the FDA is prohibited by law from approving any generic version of any of our products for a period of years that would be determined based on the nature of the product (i.e. an orphan drugs would get 7 years, a new chemical entity would get 5 years and a new clinical investigation would get 3 years). Upon the expiration of that period, or if that time period is altered, the FDA could approve a generic version of our product unless we have patent protection sufficient for us to block that generic version. Without sufficient patent protection, the applicant for a generic version of our product would be required only to conduct a relatively inexpensive study to show that its product is bioequivalent to our product and may not have to repeat the studies that we will need to conduct to demonstrate that the product is safe and effective. In the absence of adequate patent protection in other countries, competitors may similarly be able to obtain regulatory approval in those countries of products that duplicate our products.

We will be required to comply with our obligations in our intellectual property licenses and other agreements with third parties. If we fail to comply with our obligations in our intellectual property licenses and other agreements with third parties, we could lose license rights that are important to our business. We are not currently party to any intellectual property license agreement with any third parties, but we anticipate that in-licensing and co-development will be strategies that we utilize as we continue to pursue our growth strategy. We expect to enter into licenses and co-development and other agreements in the future, and we expect these agreements to impose, various diligences, milestone payment, royalty, insurance and other obligations on us. If we fail to comply with these obligations, the licensor may have the right to terminate the license, in which event we might not be able to market any product that is covered by the licensed patents.

We may need to resort to litigation to enforce or defend our intellectual property rights, including any patents issued to us. If a competitor or collaborator files a patent application claiming technology also invented by us, in order to protect our rights, we may have to participate in an expensive and time-consuming interference proceeding before the United States Patent and Trademark Office. We cannot guarantee that our product candidates will be free of claims by third parties alleging that we have infringed their intellectual property rights. Third parties may assert that we are employing their proprietary technologies without authorization and they may resort to litigation to attempt to enforce their rights. Third parties may have or obtain patents in the future and claim that the use of our technology or any of our product candidates infringes their patents. We may not be able to develop or commercialize combination product candidates because of patent protection others have. Our business will be harmed if we cannot obtain a necessary or desirable license, can obtain such a license only on terms we consider to be unattractive or unacceptable, or if we are unable to redesign our product candidates or processes to avoid actual or potential patent or other intellectual property infringement. Obtaining, protecting and defending patent and other intellectual property rights can be expensive and may require us to incur substantial costs, including the diversion of management and technical personnel. An unfavorable ruling in patent or intellectual property litigation could subject us to significant liabilities to third parties, require us to cease developing, manufacturing or selling the affected products or using the affected processes, require us to license the disputed rights from third parties, or result in awards of substantial damages against us.

There can be no assurance that we would prevail in any intellectual property infringement action, will be able to obtain a license to any third-party intellectual property on commercially reasonable terms, successfully develop non-infringing alternatives on a timely basis, or license non-infringing alternatives, if any exist, on commercially reasonable terms. Any significant intellectual property impediment to our ability to develop and commercialize our products could seriously harm our business and prospects.

Patent litigation or other litigation in connection with our intellectual property rights may lead to publicity that may harm our reputation and the value of our common stock may decline. During the course of any patent litigation, there may be public announcements of the results of hearings, motions, and other interim proceedings or developments in the litigation. If securities analysts or investors regard these announcements as negative, the value of our common stock may decline. General proclamations or statements by key public figures may also have a negative impact on the perceived value of our intellectual property.

Protecting and defending against intellectual property claims may have a material adverse effect on our business. From time to time, we may receive notice that others have infringed on our proprietary rights or that we have infringed on the intellectual property rights of others. There can be no assurance that infringement or invalidity claims will not materially adversely affect our business, financial condition or results of operations. Regardless of the validity or the success of the assertion of claims, we could incur significant costs and diversion of resources in protecting or defending against claims, which could have a material adverse effect on our business, financial condition or results of operations. We may not have the funds or resources available to protect our intellectual property.

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Our competitors and potential competitors may develop products and technologies that make ours less attractive or obsolete. Many companies, universities, and research organizations developing competing product candidates have greater resources and significantly greater experience in financial, research and development, manufacturing, marketing, sales, distribution, and technical regulatory matters than we have. In addition, many competitors have greater name recognition and more extensive collaborative relationships. Our competitors could commence and complete clinical testing of their product candidates, obtain regulatory approvals, and begin commercial-scale manufacturing of their products faster than we or our co-development partners are able to for our products. They could develop products that would render our product candidates and co-development candidates, and those of our collaborators, obsolete and noncompetitive. If we are unable to compete effectively against these companies, then we may not be able to commercialize our product candidates or achieve a competitive position in the market. This would adversely affect our ability to generate revenues.

Competition in the biotechnology and pharmaceutical industries may result in competing products, superior marketing of other products and lower revenues or profits for us. There are many companies that are seeking to develop products and therapies for the treatment of the same diseases that we are currently targeting. Many of our competitors have substantially greater financial, technical, human and other resources than we do and may be better equipped to develop, manufacture and market technologically superior products. In addition, many of these competitors have significantly greater experience than we do in undertaking preclinical testing and human clinical studies of new pharmaceutical products and in obtaining regulatory approvals of human therapeutic products. Accordingly, our competitors may succeed in obtaining FDA approval for superior products.

Other risks and uncertainties include:

•	our ability to successfully complete preclinical and clinical development of our products and services.

•	our ability to manufacture sufficient amounts of products for development and commercialization activities.

•	our ability to obtain, maintain and successfully enforce adequate patent and other proprietary rights protection of our products and services.

•	the scope, validity and enforceability of patents and other proprietary rights held by third parties and their impact on our ability to commercialize our products and services.

•	the accuracy of our estimates of the size and characteristics of the markets to be addressed by our products and services, including growth projections.

•	market acceptance of our products and services.

•	our ability to identify new patients for our products and services.

•	the accuracy of our information regarding the products and resources of our competitors and potential competitors.

•	the content and timing of submissions to and decisions made by the US Food and Drug Administration (FDA) and other regulatory agencies.

•	our ability to obtain reimbursement for our products and services from third-party payors, and the extent of such coverage.

•	our ability to establish and maintain strategic license, collaboration and distribution arrangements.

•	the continued funding of our collaborations and joint ventures, if any are ultimately established.

•	the possible disruption of our operations due to terrorist activities and armed conflict, including as a result of the disruption of operation of our subsidiaries and our customers, suppliers, distributors, couriers, collaborative partners, licensees and clinical trial sites.

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Positive or timely results from preclinical studies and early clinical trials do not ensure positive or timely results in late-stage clinical trials or product approval by the FDA or any other regulatory authority. Product candidates that show positive preclinical or early clinical results often fail in later stage clinical trials. Data obtained from preclinical and clinical activities is susceptible to varying interpretations, which could delay, limit, or prevent regulatory approvals.

We have limited experience in conducting the clinical trials required to obtain regulatory approval. We may not be able to conduct clinical trials at preferred sites, enlist clinical investigators, enroll sufficient numbers of participants, or begin or successfully complete clinical trials in a timely fashion, if at all. Any failure to perform may delay or terminate the trials. Our current clinical trials may be insufficient to demonstrate that our potential products will be active, safe, or effective. Additional clinical trials may be required if clinical trial results are negative or inconclusive, which will require us to incur additional costs and significant delays. If we do not receive the necessary regulatory approvals, we will not be able to generate product revenues and may not become profitable.

The regulatory approval process is costly and lengthy, and we may not be able to successfully obtain all required regulatory approvals. The preclinical development, clinical trials, manufacturing, marketing and labeling of pharmaceuticals are all subject to extensive regulation by numerous governmental authorities and agencies in the United States and other countries. We must obtain regulatory approval for each of our product candidates before marketing or selling any of them. It is not possible to predict how long the approval processes of the FDA or any other applicable federal or foreign regulatory authority or agency for any of our products will take or whether any such approvals ultimately will be granted. The FDA and foreign regulatory agencies have substantial discretion in the drug approval process, and positive results in preclinical testing or early phases of clinical studies offer no assurance of success in later phases of the approval process. Generally, preclinical and clinical testing of products can take many years and require the expenditure of substantial resources, and the data obtained from these tests and trials can be susceptible to varying interpretations that could delay, limit or prevent regulatory approval. If we encounter significant delays in the regulatory process that result in excessive costs, this may prevent us from continuing to develop our product candidates. Any delay in obtaining, or failure to obtain, approvals could adversely affect the marketing of our products and our ability to generate product revenue. The risks associated with the approval process include:

•	failure of our product candidates to meet a regulatory agency’s requirements for safety, efficacy and quality;

•	limitation on the indicated uses for which a product may be marketed;

•	unforeseen safety issues or side effects; and

•	governmental or regulatory delays and changes in regulatory requirements and guidelines.

Even if we receive regulatory approvals for marketing our product candidates, if we fail to comply with continuing regulatory requirements, we could lose our regulatory approvals, and our business would be adversely affected. The FDA continues to review products even after they receive initial approval. If we receive approval to commercialize any product candidates, the manufacturing, marketing and sale of these drugs will be subject to continuing regulation, including compliance with quality systems regulations, good manufacturing practices, adverse event requirements, and prohibitions on promoting a product for unapproved uses. Enforcement actions resulting from our failure to comply with government and regulatory requirements could result in fines, suspension of approvals, withdrawal of approvals, product recalls, product seizures, mandatory operating restrictions, criminal prosecution, civil penalties and other actions that could impair the manufacturing, marketing and sale of our potential products and our ability to conduct our business.

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Even if we are able to obtain regulatory approvals for any of our product candidates, if they exhibit harmful side effects after approval, our regulatory approvals could be revoked or otherwise negatively impacted, and we could be subject to costly and damaging product liability claims. Even if we receive regulatory approval for our product candidates, we will have tested them in only a small number of patients during our clinical trials. If our applications for marketing are approved and more patients begin to use our product, new risks and side effects associated with our products may be discovered. As a result, regulatory authorities may revoke their approvals; we may be required to conduct additional clinical trials, make changes in labeling of our product, reformulate our product or make changes and obtain new approvals for our and our suppliers’ manufacturing facilities. We might have to withdraw or recall our products from the marketplace. We may also experience a significant drop in the potential sales of our product if and when regulatory approvals for such product are obtained, experience harm to our reputation in the marketplace or become subject to lawsuits, including class actions. Any of these results could decrease or prevent any sales of our approved product or substantially increase the costs and expenses of commercializing and marketing our product.

Healthcare reform measures could adversely affect our business. The efforts of governmental and third-party payers to contain or reduce the costs of healthcare may adversely affect the business and financial condition of pharmaceutical companies. In the United States and in foreign jurisdictions there have been, and we expect that there will continue to be, a number of legislative and regulatory proposals aimed at changing the healthcare system. For example, in some countries other than the United States, pricing of prescription drugs is subject to government control, and we expect proposals to implement similar controls in the United States to continue. The pendency or approval of such proposals could result in a decrease in our common stock value or limit our ability to raise capital or to enter into collaborations or license rights to our products.

Federal legislation may increase the pressure to reduce prices of pharmaceutical products paid for by Medicare, which could adversely affect our revenues, if any. The Medicare Prescription Drug Improvement and Modernization Act of 2003, or MMA, expanded Medicare coverage for drug purchases by the elderly and disabled beginning in 2006. The legislation uses formularies, preferred drug lists and similar mechanisms that may limit the number of drugs that will be covered in any therapeutic class or reduce the reimbursement for some of the drugs in a class. More recently, the Patient Protection and Affordable Care Act of 2010 also contained certain provisions with the potential to affect pricing of pharmaceutical products.

As a result of the expansion of legislation, including recent healthcare insurance legislation, and the expansion of federal coverage of drug products, we expect that there will be additional pressure to contain and reduce costs. These cost reduction initiatives could decrease the coverage and price that we receive for our products in the future and could seriously harm our business. While the MMA applies only to drug benefits for Medicare beneficiaries, private payers often follow Medicare coverage policy and payment limitations in setting their own reimbursement systems, and any limits on or reductions in reimbursement that occur in the Medicare program may result in similar limits on or reductions in payments from private payers.

Federal laws or regulations on drug importation could make lower cost versions of our future products available, which could adversely affect our revenues, if any. The prices of some drugs are lower in other countries than in the United States because of government regulation and market conditions. Various proposals have been advanced to permit the importation of drugs from other countries to provide lower cost alternatives to the products available in the United States. In addition, the MMA requires the Secretary of Health and Human Services to promulgate regulations for drug reimportation from Canada into the United States under some circumstances, including when the drugs are sold at a lower price than in the United States. A prime example of the effort to provide safe, lower cost drugs to consumers is Safe Importation Action Plan that was released by the Department of Health and Human Services (HHS) and the Food and Drug Administration (FDA), which plan is describes steps the HHS and FDA will take to allow the safe importation of certain drugs originally intended for non-US markets. If the laws or regulations are changed to permit or more easily permit the importation of drugs into the United States in circumstances that are currently not permitted, such a change could have an adverse effect on our business by making available lower priced alternatives to our future products.

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Failure to obtain regulatory and pricing approvals in foreign jurisdictions could delay or prevent commercialization of our products abroad. If we succeed in developing any products, we intend to market them in the European Union and other foreign jurisdictions. In order to do so, we must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval abroad may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval and additional risks associated with requirements particular to those foreign jurisdictions where we will seek regulatory approval of our products. We may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We and our collaborators may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market outside the United States. The failure to obtain these approvals could materially adversely affect our business, financial condition and results of operations.

Risks Related to Our Organization and Structure

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

We may seek capital that may result in shareholder dilution or that may have rights senior to those of our common stock, including the Offered Shares. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Because we became public pursuant to a “reverse merger” transaction, we may not be able to attract the attention of brokerage firms. Additional risks may exist, since we became public pursuant to a “reverse merger” transaction. Securities analysts of brokerage firms may not provide coverage of us, since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf, in the future.

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Our common stock has been, and may in the future be, a “Penny Stock” and subject to specific rules governing its sale to investors. The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to our Common Stock, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks; and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person; and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination; and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors sell shares of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is minimal trading activity in our common stock and there is no assurance that an active market will develop in the future. Although our common stock is currently quoted on the OTC Pink marketplace of OTC Link (an interdealer electronic quotation system operated by OTC Markets Group, Inc.) under the symbol “COEP”, trading of our common stock may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of our common stock. There can be no assurance that a more active market for our common stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our common stock, and would likely have a material adverse effect on the market price of our common stock and on our ability to raise additional capital.

The market for our common stock may be volatile; you could lose all or part of your investment in the Offered Shares. The market price of our common stock may fluctuate substantially and will depend on a number of factors many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in the Offered Shares, since you might be unable to sell your Offered Shares at or above the price you pay for the Offered Shares. Factors that could cause fluctuations in the market price of our common stock include, but are not limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	volatility in the market prices and trading volumes of pharmaceutical and biotechnology stocks;

•	changes in operating performance and stock market valuations of other pharmaceutical and biotechnology companies generally, or those in our industry in particular;

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•	sales of shares of our Common Stock by us or our shareholders;

•	failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

•	announcements by us or our competitors of new products or services;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	rumors and market speculation involving us or other companies in our industry;

•	actual or anticipated changes in our operating results or fluctuations in our operating results;

•	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

•	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	announced or completed acquisitions of businesses or technologies by us or our competitors;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidelines, interpretations or principles;

•	any significant change in our management; and

•	general economic conditions and slow or negative growth of our markets.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Compliance with the reporting requirements of federal securities laws can be expensive. We are a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports and other required information with the SEC, furnishing audited reports to shareholders and preparing any registration statements from time to time, if any, are substantial.

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Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock. We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. While certain board and committee requirements may not apply to us as an OTC listed company, we intend to explore voluntarily complying with some of these requirements. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

We may have undisclosed liabilities and any such liabilities could harm our revenues, business, prospects, financial condition and results of operations. Even though our pre-merger assets and liabilities were transferred in the divestiture of NDYN Delaware, Inc., we may be liable for any or all of such liabilities. Any such liabilities that survived the Merger and become applicable to us could harm our revenues, business, prospects, financial condition and results of operations upon our acceptance of responsibility for such liabilities.

The transfer of our membership interests in NDYN Delaware, Inc. and associated assets and liabilities could result in taxable income to us in an amount equal to the difference between the fair market value of the assets transferred and the pre-merger tax basis of the assets, if such a difference is deemed to exist. Any gain recognized, to the extent not offset by any net operating loss carryforward, if any, will be subject to federal income tax at regular corporate income tax rates. (See “Certain Relationships and Related Transactions— Divestiture”).

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud, and, consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our common stock. We must maintain effective internal controls to provide reliable financial reports and detect fraud. We have been assessing our internal controls to identify areas that need improvement. We are in the process of implementing changes to internal controls, but have not yet completed implementing these changes. Failure to implement these changes to our internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our stock.

Our Certificate of Incorporation allows for our board to create new series of preferred stock without further approval by our shareholders, which could adversely affect the rights of the holders of our common stock, including purchasers of the Offered Shares. Our board of directors has the authority to issue shares of our preferred stock, with such relative rights and preferences as the board of directors may determine, without further shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation and the right to receive dividend payments before dividends are distributed to the holders of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing shareholders.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law (DGCL), which may, unless certain criteria are met, prohibit large shareholders, in particular those owning 15% or more of the voting rights on our common stock, from merging or combining with us for a prescribed period of time.

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The outstanding shares of our Series B Convertible Preferred Stock effectively preclude current and future owners of our common stock from influencing any corporate decision. Our Chairman, CEO and President, David Mehalick, as the owner of 100% of all outstanding shares of our Series B Convertible Preferred Stock, will have significant control of the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. Each holder of outstanding shares of Series B Convertible Preferred Stock shall be entitled to the number of votes equal to 1,000 shares of our common stock for each share of Series B Convertible Preferred Stock. Except as provided by law, or by the provisions establishing any other series of our Preferred Stock, holders of Series B Convertible Preferred Stock and of any other outstanding series of Preferred Stock shall vote on an as-converted basis together with the holders of our common stock as a single class.

Future issuances of debt securities and equity securities could negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing shareholders. In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends. Upon liquidation, it is possible that holders of our debt securities and other loans and preferred stock would receive a distribution of our available assets before common shareholders. We are not required to offer any such additional debt or equity securities to existing shareholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities, warrants or options, would dilute the holdings of our existing common shareholders and such issuances, or the perception of such issuances, could reduce the market price of shares of our common stock.

If we are ever deemed to be an issuer of penny stock, the protection provided by the federal securities laws relating to forward-looking statements will not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection, in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

We are an “emerging growth company” and a “smaller reporting company” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors. We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include, but are not limited to: (i) exemption from compliance with the auditor attestation requirements pursuant to SOX; (ii) exemption from compliance with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iii) reduced disclosure about our executive compensation arrangements; and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will continue to remain an emerging growth company until the earliest of the following: (i) the last day of the fiscal year following the fifth anniversary of the date of the completion of this offering; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

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In addition, we are currently a “smaller reporting company,” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our outstanding capital stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our outstanding capital stock) or a public float (based on our outstanding capital stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

As a result, the information we provide stockholders will be different than the information that is available with respect to other public companies. In this prospectus, we have not included all of the executive compensation related information that would be required if we were not an emerging growth company, nor have we included all of the quantitative and qualitative disclosures about market risk that would be required if we were not a smaller reporting company. We cannot predict whether investors will find our stock less attractive if we rely on these exemptions. If some investors find our stock less attractive as a result, there may be a less active trading market for our stock, and our stock price may be more volatile.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have opted to take advantage of this extended transition period for the adoption of certain accounting standards.

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FORWARD LOOKING STATEMENTS

The information in this prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus are “forward-looking statements” for purposes of federal and state securities laws, including statements regarding our expectations and projections regarding future developments, operations and financial conditions, and the anticipated impact of our acquisitions, business strategy, and strategic priorities. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of known and unknown risks, uncertainties and assumptions. Although we believe the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties.

These forward-looking statements present our estimates and assumptions only as of the date of this prospectus. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

-	Adverse impacts from the pandemic involving the novel coronavirus known as COVID-19;
-	We may not be able to successfully implement our growth strategy on a timely basis or at all;
-	We may have difficulties managing our anticipated growth, or we may not grow at all;
-	We have a history of losses, we expect to incur losses in the future and we may not be able to achieve or maintain profitability;
-	We may not be able to initiate and complete preclinical studies and clinical trials for our product candidates which could adversely affect our business;
-	We may not be able to obtain and maintain the third-party relationships that are necessary to develop, commercialize and manufacture some or all of our product candidates;
-	We may encounter difficulties in managing our growth, which could adversely affect our operations;
-	We need to obtain financing in order to continue our operations;
-	The drug development and approval process is uncertain, time-consuming and expensive;
-	Competition in the biotechnology and pharmaceutical industries may result in competing products, superior marketing of other products and lower revenues or profits for us;
-	Federal laws or regulations on drug importation could make lower cost versions of our future products available, which could adversely affect our revenues, if any;
-	The regulatory approval process is costly and lengthy, and we may not be able to successfully obtain all required regulatory approvals;
-	Healthcare reform measures could adversely affect our business;
-	Protecting and defending against intellectual property claims may have a material adverse effect on our business;
-	If we are not able to retain our current senior management team and our scientific advisors or continue to attract and retain qualified scientific, technical and business personnel, our business will suffer;
-	There is a substantial doubt about our ability to continue as a going concern; and
-	The other risks identified in this prospectus

Given these uncertainties, you should not place undue reliance on these forward looking statements. These forward looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or revise publicly any forward looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We qualify all of our forward looking statements by these cautionary statements.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the Selling Stockholders. However, we will receive proceeds from the exercise, if any, of the Warrants of the Selling Stockholders. The exercise price and the number of the Warrant Shares may be adjusted in certain circumstances, including stock splits, dividends or distributions, or other similar transactions. We will use these proceeds, if any, for general corporate and working capital purposes, or for other purposes that our board of directors, in its good faith, deems to be in the best interest of our Company. We have agreed to bear the expenses relating to the registration of the offer and resale by the Selling Stockholders of the shares being offered hereby. There can be no assurance that any of these Warrants will be exercised by the Selling Stockholders at all.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements and contractual restrictions of then-existing debt instruments and other factors that our board of directors deems relevant.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the Securities offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices.

MARKET FOR THE SECURITIES

As of January 28, 2022, our common stock is listed on the OTC Pink under the symbol “COEP”. The closing price of our common stock on the OTC Pink on January 28, 2022 was $5.50 per share. As of January 28, 2022, we had 37,174,863 shares of our common stock outstanding. As of January 28, 2022, we had 460 record holders of our common stock.

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CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of September 30, 2021.

You should refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes contained elsewhere in this prospectus in evaluating the material presented below and the Company’s financial performance generally.

In thousands (except shares)	September 30, 2021 (unaudited)
Cash and cash equivalents	$2,836,164

Long-term debt, including current maturities:

Notes payable	$4,659,595

Total liabilities (including Notes payable)	$7,110,201

Stockholders’ Equity (Deficit):

Common stock, $0.0001 par value, 750,000,000 shares authorized, 34,750,733 shares issued and outstanding	$3,317

Series B Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, 8,000 shares issued and outstanding

Additional paid-in capital	$23,902,974

Common Stock subscribed	$1,377,000

Accumulated deficit	(24,710,518)

Total stockholders’ equity	$572,774

Total capitalization	$7,682,976

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion includes forward-looking statements about our business, financial condition and results of operations, including discussions about management’s expectations for our business. The financial condition, results of operations and cash flows discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are those of Coeptis Therapeutics, inc. and its consolidated subsidiaries, collectively, the “Company,” “Coeptis,” “we,” “our,” or “us”. These statements represent projections, beliefs, and expectations based on current circumstances and conditions and in light of recent events and trends, and you should not construe these statements either as assurances of performance or as promises of a given course of action. Instead, various known and unknown factors are likely to cause our actual performance and management’s actions to vary, and the results of these variances may be both material and adverse. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. We undertake no obligation to publicly release the results of any revision to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Cautionary Statement

The following discussion and analysis should be read in conjunction with our financial statements and related notes, beginning on page F-1 of this propsectus.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	Only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced Managements Discussion and Analysis of Financial Condition and Results of Operations disclosure.
•	Reduced disclosure about our executive compensation arrangements.
•	Not having to obtain non-binding advisory votes on executive compensation or golden parachute arrangements.
•	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of these reduced reporting burdens herein, and the information that we provide may be different than what you might get from other public companies in which you hold stock.

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Overview and Outlook

Our company, Coeptis Therapeutics, Inc. (“Coeptis Therapeutics”), is a holding company that conducts its current operations through its wholly-owned subsidiary Coeptis Pharmaceuticals, Inc. (“Coeptis”). We are a pharmaceutical company which owns, acquires, and develops drug products and pharmaceutical technologies which offer improvements to current therapies. Our products and technologies are intended to be commercialized in the US and worldwide markets. Since Coeptis’ inception in 2017, it has acquired and commercialized two drug products for the U S market, which were approved as 505b2 applications. These anti-hypertension products were launched into the US market during 2020 through a marketing partner. At launch, the sales and promotional efforts were significantly impeded by the limitation of the global pandemic and as such, we are continually evaluating plans in 2021. We also began the development of several ANDA products which we divested in 2019 to a larger generic pharmaceutical drug manufacturer, and have moved away from focusing on the commercialization of generic products. In early 2021, we entered into strategic partnerships to co-develop improved therapies for the auto-immune and oncology markets. Following the reverse merger transaction involving us and Coeptis, we continue to focus on identifying and investing resources into innovative products and technologies which we believe will significantly transform Coeptis’ current products and therapies.

During 2020 and continuing through 2021, Coeptis faced several operational challenges related to the COVID-19 global pandemic, which we continue to work to overcome. The launch of both 5050b2 products was impacted because of various COVID-19 limitations, most notably field sales personnel were not able to make healthcare provider visits in person; thereby limiting the awareness of the availability of these products. We explored and implemented several non-personal promotion efforts, but given the global limitations and dynamics, it was challenging to achieve expected sales. We have since abandoned all activities and ownership pertaining to both products.

In May 2021, we entered into two exclusive option agreements (the “CD38 Agreements”) relating to separate technologies designed to improve the treatment of CD38-related cancers (e.g., multiple myeloma, chronic lymphocytic leukemia, and acute myeloid leukemia) with VyGen-Bio, Inc. (“Vy-Gen”), a majority-owned subsidiary of Vycellix, Inc., a Tampa, Florida-based private, immuno-centric discovery life science company focused on the development of transformational platform technologies to enhance and optimize next-generation cell and gene-based therapies, including T cell and Natural Killer (NK) cell-based cancer therapies.

The CD38 Agreements relate to two separate Vy-Gen drug product candidates, as follows:

CD38-GEAR-NK. This Vy-Gen drug product candidate is designed to protect CD38+ NK cells from destruction by anti-CD38 monoclonal antibodies, or mAbs. CD38-GEAR-NK is an autologous, NK cell-based therapeutic that is derived from a patient’s own cells and gene-edited to enable combination therapy with anti-CD38 mAbs. We believe CD38-GEAR-NK possesses the potential to minimize the risks and side effects from CD38-positive NK cell fratricide.

Market Opportunity. We believe CD38-GEAR-NK could potentially revolutionize how CD38-related cancers are treated, by protecting CD38+ NK cells from destruction by anti-CD38 mAbs, thereby promoting the opportunity to improve the treatment of CD38-related cancers, including multiple myeloma, chronic lymphocytic leukemia, and acute myeloid leukemia.

Multiple myeloma is expected to be the first cancer indication targeted with CD38-GEAR-NK. The global multiple myeloma market was $19.48B in 2018 and is expected to reach $31B by 2026 [Source: Fortune Business Reports].

CD38-Diagnostic. This Vy-Gen product candidate is an in vitro diagnostic tool to analyze if cancer patients might be appropriate candidates for anti-CD38 mAb therapy. CD38-Diagnostic is an in vitro screening tool that provides the ability to pre-determine which cancer patients are most likely to benefit from targeted anti-CD38 mAb therapies, either as monotherapy or in combination with CD38-GEAR-NK. CD38-Diagnostic also has the potential to develop as a platform technology beyond CD38, to identify patients likely to benefit for broad range of mAb therapies across myriad indications.

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Market Opportunity. We believe CD38-Diagnostic provides opportunity to make more cost-effective medical decisions for the treatment of B cell malignancies with high CD38 expression, including multiple myeloma, which may help to avoid unnecessary administration of anti-CD38 therapies. CD38-Diagnostic could prevent patients from being subjected to ineffective therapy and enable significant savings to healthcare systems.

CD38-Diagnostic could be offered as a companion diagnostic for determining patient suitability and likelihood of positive treatment outcomes for CD38-GEAR-NK and/or CD38 monoclonal antibody therapies.

GEAR-NK Product Overview. GEAR-NK is an autologous, gene-edited, natural killer cell-based therapeutic development platform that allows for modified NK cells to be co-administered with targeted mAbs, which, in the absence of the GEAR-NK, would otherwise be neutralized by mAb therapy.

In May 2021, we made initial payments totaling $750,000 under the CD38 Agreements, to acquire the exclusive options to acquire co-development rights with respect to CD38-GEAR-NK and CD38-Diagnostic. On August 15, 2021, we entered into amendments to each of the CD038 Agreements. In connection with the two amendments, we delivered to VyGen promissory notes aggregating $3,250,000 with maturity dates of December 31, 2021, and made a cash payment of $1,000,000, upon which cash payment we exercised the two definitive option purchase agreements. In December 2021, we completed our payment obligations to secure the 50% ownership interest in the CD38-Diagnostic, and also entered into an amendment of the CD038-GEAR-NK promissory note to extend the maturity date to March 31, 2022 and to increase the scalable downward adjustment percentage for the CD38-GEAR-NK product candidate to 25%. Pursuant to the CD038-GEAR-NK amendment, if the promissory note is timely paid by March 31, 2022, Coeptis will maintain its 50% ownership interest in the CD38-GEAR-NK product candidate, and if the CD38-GEAR-NK promissory note is not timely paid by March 31, 2022, Coeptis’ ownership interest in such assets will automatically be reduced to 25% and the promissory note will be automatically cancelled and will no longer be due or payable. Details of the two August amendments and the December amendment are summarized in the amendments attached at Exhibits 4.1 and 4.2 to our Current Report on Form 8-K dated August 19, 2021 and Exhibits 4.2 to the our Current Report on Form 8-K dated December 27, 2021.

In connection with the Vy-Gen relationship and the Company’s ownership in the two product candidates described above, in December 2021 the Company and Vy-Gen entered into a co-development and steering committee agreement. The co-development and steering committee agreement provides for the governance and economic agreements between the Company and Vy-Gen related of the development of the two Vy-Gen drug product candidates and the revenue sharing related thereto, including each company having a 50% representation on the steering committee and each company receiving 50% of the net revenues related to the Vy-Gen product candidates (scalable downward to 25% for the CD38-GEAR-NK as described above). Details of the co-development and steering committee agreement are summarized in our Current Report on Form 8-K dated December 27, 2021, including Exhibits 4.1 and 4.2 thereto.

Statera BioPharma. Coeptis executed a binding Letter of Intent (LOI) with Statera BioPharma, a clinical stage biopharmaceutical company developing immunotherapy via its proprietary AIMS platform. The LOI details a collaboration between the two companies for STAT-201, a product in development for Crohn’s disease. Coeptis is to assist Statera BioPharma in its efforts to develop and commercialize STAT-201 in adult and pediatric populations. Coeptis is to receive development fees and commercial milestones under the to-be-completed definitive agreement.

STAT-201. STAT-201 is a lower dose version of an existing FDA approved product. STAT-201 has been granted Orphan Drug designation by the FDA which provides up to 7 years of market exclusivity upon approval. The safety profile of STAT-201 has been established and clinical studies have been previously conducted showing preliminary efficacy in Crohn’s disease and other inflammatory diseases. A method of use patent was filed in 2011 and additional patents have been recently filed.

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Development Strategy. Statera BioPharma is planning to initiate a 12-week, phase 3 clinical study in pediatric Crohn’s patients by year-end 2021. Upon successful completion of the study, Statera BioPharma plans to file a new drug application (NDA) with the FDA. Additional studies intended to expand the indication to pediatric Crohn’s disease are planned after approval.

Market Opportunity. There are many FDA approved products to treat Crohn’s disease, including aminosalicylates, such as Azulfidine® and Asacol®, corticosteroids and biologics, such as Humira®. Some of the disadvantages of current therapies include: high cost, frequent dosing (up to 3 doses per day) and side effects ranging from upper respiratory infection, risk of other infections, decreased immune system function, and diarrhea. In initial studies, STAT-201 exhibited mild side effects including vivid dreams, dizziness and headaches. STAT-201 will be available as an oral tablet or capsule taken once per day.

The United States market for Crohn’s disease was forecasted to be $6 Billion by 2021 [Source: Datamonitor Healthcare 2016]. A large portion of this market, approximately 60%, are the biologic drugs. It is estimated that up to 40% of Crohn’s patients may be non-responsive to biologic treatments. The target market for STAT-201 includes patients who do not tolerate and/or are considered non-responsive to biologic treatment. The market potential for STAT-201 in Crohn’s disease alone is approximately $1.4-2.4 Billion annually in the United States.

Vici Health Sciences, LLC. In partnership with Vici Health Sciences, LLC (“Vici”), we are co-developing a drug product, CPT60621 – a focus on Parkinson’s Disease. Through this partnership, Vici and Coeptis would co-develop, seek FDA approval and share ownership rights to CPT60621.

CPT60621 – a focus on Parkinson’s Disease. CPT60621 is a novel, ready to use, easy to swallow, oral liquid version of an already approved drug used for the treatment of Parkinson’s Disease (PD). The currently approved dosage form is only available as an oral solid tablet which can be difficult to swallow for some PD patients. Per Symphony Health data, an estimated 555,000 prescriptions are dispensed per year for the oral solid tablet version alone.

PD affected nearly 1,000,000 people in the U.S. in 2020, and nearly 10,000,000 people worldwide. Experts also predict that the PD affected rate is expected to increase at a rate of 2.2% per year for the next 10 years. The direct medical cost to treat PD is estimated to be over $25 billion per year, in which $4.1 billion of that is in medication cost alone.

Typical PD symptoms include thinking difficulties, uncontrolled shaking and tremors, loss of automatic movements, rigidity, and eating, speaking, and swallowing difficulties. During the course of their disease, nearly 80% of PD patients will develop a condition known as dysphagia which is defined as difficulty or discomfort in swallowing. Oral liquid dosage forms are easier to swallow than oral solid dosage forms. PD patients who suffer from dysphagia often must crush and dissolve tablets in juice in order to consume their medication. In more extreme cases, feeding tubes are utilized. This is costly to the healthcare system and is simply impractical.

CPT60621 can be administered to the patient using an easy-to-use oral syringe, eliminating time consuming, costly, and uncontrolled tablet crushing. This novel dosage form, if approved, we believe will fulfill a market need and provide a beneficial treatment option for many PD patients.

To date, Coeptis has completed proof-of-concept formulation work for CPT60621 and performed a pilot bioequivalence study with passing results. We are currently targeting a 2022 NDA filing and 2023 commercial launch. We have yet to determine whether a commercial launch, assuming FDA approval of the product, will be performed through internal commercialization efforts, or by establishing out-licensing arrangements or other strategic relationships. Coeptis and Vici are currently in discussions as to how to maximize the value of CPT60621.

We expect to generate revenue from product sales and technology licensing. We cannot be certain of the timing of this revenue and will likely need funding to support continuing operations and support our growth strategy. We may have to finance operations by offering any combination of equity offerings, debt financing, collaborations, strategic alliances, or other licensing arrangements.

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Fiscal Year End

On February 12, 2021, our board of directors approved a change in fiscal year end from February 28 to December 31 to align with the fiscal year end of Acquired Coeptis. The fiscal year change became effective with our 2020 fiscal year, which, for transition year 2020, began March 1, 2020, and ended December 31, 2020.

Results of Operations

In General.

Revenue. To date, we have generated minimal revenue mostly from consulting arrangements and product sales. If our strategic business discussions progress to agreements we expect to generate additional revenue from collaboration partners.

Operating Expenses. General and administrative expenses consist primarily of salaries and related costs for personnel and professional fees for consulting services related to regulatory, pharmacovigilance, quality, legal, and business development. We expect that our general and administrative expenses will increase in the future as we increase our headcount to support the business growth. We also anticipate that we will incur increased accounting, audit, legal, regulatory, compliance, insurance, and investor relation expenses associated with operating as a public company.

Research and Development Costs. Research and developments costs will continue to be dependent on the strategic business collaborations and agreements will are anticipating in the future. We expect development costs to increase to support our new strategic initiatives.

Three Months Ended September 30, 2021 and 2020.

Revenues. Revenues, which were generated from product sales of $0 and $9,888 recorded in the three months ended September 30, 2021 and 2020 respectively, continue to be minimal. The Company’s activities primarily include product development, raising capital, and building infrastructure. Management does not expect the Company to generate any significant revenue for at least the next two years, during which time drug development will continue toward the goal of commercializing, through a partnership or otherwise, one or more of the Company’s target products or technologies.

Operating Expenses.

Overview. Operating expenses increased from $1,609,097 in the three months ended September 30, 2020 to $6,947,899 in the three months ended September 30, 2021.

The increase is mainly due to higher professional services fees, as well as new requirements for D&O insurance.

General and Administrative Expenses. For the three months ended September 30, 2020 and 2021, general and administrative expenses are included in operating expenses. All costs incurred can be attributed to the planned principal operations of product development, raising capital, and building infrastructure. Management may separate out G&A expenses in 2021 and 2022, especially if new personnel are hired consistent with the Company’s financial regulatory and filings obligations as a publicly traded entity.

Interest Expense. Interest expense was $183,871 for the three months ended September 30, 2020 and was $188,559 for the three months ended September 30, 2021. Interest was related to notes payable, which are discussed in detail in the Footnotes to the financial statements, incorporated by reference herein. Management expects that in 2021 and thereafter, interest expense will increase, as it may take on debt from insiders or independent third parties to fund operations either while awaiting receipt of the proceeds of equity capital financings or as a stand-alone strategy in addition to raising capital through equity capital financings.

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Nine Months Ended September 30, 2021 and 2020.

Revenues. Revenues, which were generated from consulting agreements of $75,000 for the nine months ended September 30, 2021 and $30,761 for the nine months ended September 30, 2020. The Company’s activities primarily include product development, raising capital, and building infrastructure. Management does not expect the Company to generate any significant revenue for at least the next two years, during which time drug development will continue toward the goal of commercializing, through a partnership or otherwise, one or more of the Company’s target products or technologies.

Operating Expenses.

Overview. Operating expenses increased from $2,704,094 in the nine months ended September 30, 2020 to $ 11,347,048 in the nine months ended June 30, 2021. The increase is mainly due to higher professional services related to the merger transaction, as well as new requirements for D&O insurance.

General and Administrative Expenses. For the nine months ended September 30, 2020 and 2021, general and administrative expenses are included in operating expenses. All costs incurred can be attributed to the planned principal operations of product development, raising capital, and building infrastructure. Management may separate out G&A expenses in 2021 and 2022, especially if new personnel are hired consistent with the Company’s financial regulatory and filings obligations as a publicly traded entity.

Interest Expense. Interest expense was $266,382 and $262,826 for the nine months ended September 30, 2021 and 2020, respectively. Interest was related to notes payable, which are discussed in detail in the Footnotes to the financial statements, incorporated by reference herein. Management expects that in 2021 and thereafter, interest expense will increase, as it may take on debt from insiders or independent third parties to fund operations either while awaiting receipt of the proceeds of equity capital financings or as a stand-alone strategy in addition to raising capital through equity capital financings.

Years Ended December 31, 2020 and 2019.

Revenues. No material revenues were recorded in the twelve months ended December 31, 2020, as compared to $24,092 for the twelve months ended December 31, 2019. Our activities primarily include product development, raising capital, and building infrastructure. Management does not expect that we will generate any significant revenue for at least the next two years, during which time drug development will continue toward the goal of commercializing, through a partnership or otherwise, one or more of our target products or technologies.

Operating Expenses.

Overview. Operating expenses increased from $4,441,092 in the twelve months ended December 31, 2019, to $5,927,947 in the twelve months ended December 31, 2020. The increase is mainly due to higher professional services and compensation expense, as well as regulatory, pharmacovigilance, and marketing expenses related to the U.S. launch of Consensi®, which efforts have since been abandoned.

Research and Development Expenses. Research and development expenses decreased from $1,378,271 in the twelve months ended December 31, 2019, to $3,543 in the twelve months ended December 31, 2020. This decrease reflects the focus of the company on the commercialization of Consensi® in 2020 (which efforts have since been abandoned), with minimal financial ability to continue its development projects.

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General and Administrative Expenses. For the twelve months ended December 31, 2019 and 2020, general and administrative expenses are included in operating and administrative expenses. All costs incurred can be attributed to the planned principal operations of product development, raising capital, and building infrastructure. Management may separate out general and administrative expenses in 2021 and 2022, especially if new personnel are hired consistent with our financial regulatory and filings obligations as a publicly-traded entity.

Interest Expense. Interest expense was $9,533 for the twelve months ended December 31, 2019, and was $148,192 for the twelve months ended December 31, 2020. Interest was related to notes payable, which are discussed in detail in the footnotes to the financial statements included elsewhere in this prospectus. Management expects that, in 2021 and thereafter, interest expense will increase, as it may take on debt from insiders or independent third parties to fund operations either while awaiting receipt of the proceeds of equity capital financings or as a stand-alone strategy in addition to raising capital through equity capital financings, including pursuant to this offering.

Financial Condition, Liquidity and Capital Resources

At September 30, 2021. Our company had limited financial resources during the twelve months ended December 31, 2020, with cash and cash equivalents of just $202,965 at December 31, 2020. At September 30, 2021, cash and cash equivalents increased to $2,809,861, as we raised capital in conjunction with our private placement and reverse merger transaction. We continue to operate a minimal infrastructure, in order to maintain our ability to fund operations, keep full focus on all product development targets and to stay current with all of our scientist consultants, legal counsel and accountants. During 2021, we believe that the ability to raise capital through equity transactions, including pursuant to this offering, will increase liquidity and enable the execution of our management’s operating strategy.

At December 31, 2020. At December 31, 2020, we had cash and cash equivalents of $202,965, compared to $440,088 at December 31, 2019. On neither of such dates did we possess sufficient working capital to fund our planned operations. During the year ended December 31, 2020, we borrowed funds from two of Coeptis’ former shareholders in the aggregate amount of $1 million (which amounts were subsequently converted into equity and are no longer outstanding debt obligations of our company). After deploying these funds, we had accumulated an accounts payable balance of $1,623,840 at December 31, 2020. With the reverse merger transaction that occurred in February 2021, we believe that the ability to raise capital through equity transactions, including pursuant to this offering, will increase liquidity and enable the execution of management’s operating strategy.

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BUSINESS

History

We were originally incorporated in the State of Colorado in 1996 under the name Nelx Marketing Inc., and then changed our name to Mind 2 Market, Inc. (1996), then to Health Partnership, Inc. (2005), then to Naerodynamics, Inc. (2008). In January 2020, our company redomiciled to the State of Delaware and changed corporate name to NDYN Merger Corp. In February 2020, NDYN Merger Corp. enacted a Holding Company Reorganization pursuant to Section 251(g) of the Delaware General Corporation Law and, in connection therewith, changed our corporate name to Vinings Holdings, Inc. Effective July 12, 2021, our corporate name changed to “Coeptis Therapeutics, Inc.” and our trading symbol changed to “COEP.”

Reverse Merger Transaction. On February 12, 2021, Coeptis Acquisition Sub, Inc. (“Acquisition Corp.”), a wholly-owned subsidiary of our company, merged (the “Merger”) with and into Coeptis Pharmaceuticals, Inc., a Delaware corporation (“Acquired Coeptis”). Acquired Coeptis was the surviving corporation of that Merger. As a result of the Merger, our company acquired the business of Acquired Coeptis and now continues the existing business operations of Acquired Coeptis as a wholly-owned subsidiary. Simultaneously with the closing of the Merger, all of the issued and outstanding shares of Acquired Coeptis common stock converted, on a 1-for-1 basis, into shares of the our company’s common stock. As of the closing of the Merger, there were no Acquired Coeptis options or warrants outstanding to purchase shares of Acquired Coeptis common stock.

Prior to the Merger, our company was a “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Descriptions of our company’s business in this prospectus relate to the historical business operations of Acquired Coeptis, unless the context requires otherwise.

Acquired Coeptis. Coeptis Pharmaceuticals, Inc. (Acquired Coeptis) was formed in November 2018, and its sole subsidiary, Coeptis Pharmaceuticals, LLC, was formed in July 2017. Through our subsidiaries, we focus on the development and/or acquisition of pharmaceutical products and technologies which offer improvements to current therapies, thereby improving patient outcomes.

Our current business model is designed around commercializing and furthering the development of our current product portfolio. We are continually exploring partnership opportunities with companies that have novel therapies in various stages of development or companies with technologies that improve the way that drugs are delivered to patients. We will continue to seek the best strategic relationships for our portfolio, which relationships could include in-license agreements, out-license agreements, co-development arrangements and other strategic partnerships in new and exciting therapeutic areas such as auto-immune disease and oncology.

Collaborations for Product Development – Research and Development

Vy-Gen Bio, Inc. In May 2021, we entered into two exclusive option agreements (the “CD38 Agreements”) relating to separate technologies (described below) designed to improve the treatment of CD38-related cancers (e.g., multiple myeloma, chronic lymphocytic leukemia, and acute myeloid leukemia) with VyGen-Bio, Inc. (“Vy-Gen”), a majority-owned subsidiary of Vycellix, Inc., a Tampa, Florida-based private, immuno-centric discovery life science company focused on the development of transformational platform technologies to enhance and optimize next-generation cell and gene-based therapies, including T cell and Natural Killer (NK) cell-based cancer therapies. In August 2021, we exercised those two options and acquired a 50% ownership interest in such technologies, with the ownership interest scalable down to 20% under certain circumstances. In December 2021, we completed our purchase of the 50% ownership interest in the CD38-Diagnostic and adjusted the downward adjustment percentage for the CD38-GEAR-NK product candidate to 25%.

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The CD38 Agreements relate to two separate Vy-Gen drug product candidates, as follows:

–	CD38-GEAR-NK. This Vy-Gen drug product candidate is designed to protect CD38+ NK cells from destruction by anti-CD38 monoclonal antibodies, or mAbs. CD38-GEAR-NK is an autologous, NK cell-based therapeutic that is derived from a patient’s own cells and gene-edited to enable combination therapy with anti-CD38 mAbs. We believe CD38-GEAR-NK possesses the potential to minimize the risks and side effects from CD38-positive NK cell fratricide.

Market Opportunity. We believe CD38-GEAR-NK could potentially revolutionize how CD38-related cancers are treated, by protecting CD38+ NK cells from destruction by anti-CD38 mAbs, thereby promoting the opportunity to improve the treatment of CD38-related cancers, including multiple myeloma, chronic lymphocytic leukemia, and acute myeloid leukemia.

Multiple myeloma is expected to be the first cancer indication targeted with CD38-GEAR-NK. The global multiple myeloma market was $19.48B in 2018 and is expected to reach $31B by 2026 [Source: Fortune Business Reports].

–	CD38-Diagnostic. This Vy-Gen drug product candidate is an in vitro diagnostic tool to analyze if cancer patients might be appropriate candidates for anti-CD38 mAb therapy. CD38-Diagnostic is an in vitro screening tool that is intended to provide the ability to pre-determine which cancer patients are most likely to benefit from targeted anti-CD38 mAb therapies, either as monotherapy or in combination with CD38-GEAR-NK. Our management believes that CD38-Diagnostic also has the potential to develop as a platform technology beyond CD38, including to identify patients likely to benefit for broad range of mAb therapies across myriad indications.

Market Opportunity. We believe CD38-Diagnostic provides opportunity to make more cost-effective medical decisions for the treatment of B cell malignancies with high CD38 expression, including multiple myeloma, which may help to avoid unnecessary administration of anti-CD38 therapies. CD38-Diagnostic is anticipated to reduce the number of patients that are subjected to ineffective therapy and to potentially result in significant savings to healthcare systems.

CD38-Diagnostic is viewed as a potential companion diagnostic for determining patient suitability and likelihood of positive treatment outcomes for CD38-GEAR-NK and/or CD38 monoclonal antibody therapies.

GEAR-NK Product Overview. GEAR-NK is an autologous, gene-edited, natural killer cell-based therapeutic development platform that allows for modified NK cells to be co-administered with targeted mAbs, which, in the absence of the GEAR-NK, would otherwise be neutralized by mAb therapy.

In May 2021, we made initial payments totaling $750,000 under the CD38 Agreements, to acquire the exclusive options to acquire co-development rights with respect to CD38-GEAR-NK and CD38-Diagnostic. On August 15, 2021, we entered into amendments to each of the CD038 Agreements. In connection with the two amendments, we delivered to VyGen promissory notes aggregating $3,250,000 with maturity dates of December 31, 2021, and made a cash payment of $1,000,000, upon which cash payment we exercised the two definitive option purchase agreements. In December 2021, we completed our payment obligations to secure the 50% ownership interest in the CD38-Diagnostic, and also entered into an amendment of the CD038-GEAR-NK promissory note to extend the maturity date to March 31, 2022 and to increase the scalable downward adjustment percentage for the CD38-GEAR-NK product candidate to 25%. Pursuant to the CD038-GEAR-NK amendment, if the promissory note is timely paid by March 31, 2022, Coeptis will maintain its 50% ownership interest in the CD38-GEAR-NK product candidate, and if the CD38-GEAR-NK promissory note is not timely paid by March 31, 2022, Coeptis’ ownership interest in such assets will automatically be reduced to 25% and the promissory note will be automatically cancelled and will no longer be due or payable. Details of the two August amendments and the December amendment are summarized in the amendments attached at Exhibits 4.1 and 4.2 to our Current Report on Form 8-K dated August 19, 2021 and Exhibits 4.2 to the our Current Report on Form 8-K dated December 27, 2021.

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In connection with the Vy-Gen relationship and the Company’s ownership in the two product candidates described above, in December 2021 the Company and Vy-Gen entered into a co-development and steering committee agreement. The co-development and steering committee agreement provides for the governance and economic agreements between the Company and Vy-Gen related of the development of the two Vy-Gen drug product candidates and the revenue sharing related thereto, including each company having a 50% representation on the steering committee and each company receiving 50% of the net revenues related to the Vy-Gen product candidates (scalable downward to 25% for the CD38-GEAR-NK as described above). Details of the co-development and steering committee agreement are summarized in our Current Report on Form 8-K dated December 27, 2021, including Exhibits 4.1 and 4.2 thereto.

Statera BioPharma. Coeptis executed a binding Letter of Intent (LOI) with Statera BioPharma, a clinical stage biopharmaceutical company developing immunotherapy via its proprietary AIMS platform. The LOI details a collaboration between the two companies for STAT-201, a product in development for Crohn’s disease. Coeptis is to assist Statera BioPharma in its efforts to develop and commercialize STAT-201 in adult and pediatric populations. Coeptis is to receive development fees and commercial milestones under the to-be-completed definitive agreement.

Vici Health Sciences, LLC. In 2019, Coeptis entered into a co-development agreement with Vici Health Sciences, LLC (“Vici”). Through this partnership, Vici and Coeptis would co-develop, seek FDA approval and share ownership rights to CPT60621, a novel, ready to use, easy to swallow, oral liquid version of an already approved drug used for the treatment of Parkinson’s Disease (PD). As Coeptis continues to direct its operational focus towards the Vy-Gen opportunities previously described, we have recently stopped allocating priority resources to the development of CPT60621. Coeptis and Vici are currently in negotiations in which Vici intends to buy-out most or all of Coeptis’ remaining ownership rights.

Sales and Marketing

We currently do not have in-house commercial capabilities required to market and distribute FDA-approved products. Therefore, we will be required to partner with firms who are capable of conducting all sales, marketing, distribution, contracting and pricing for our future products. There is assurance that we will be able to secure the services of such a firm or that any such firm will be able to achieve sales expectations.

Our Growth Strategy

To achieve our goals, Coeptis intends to deploy an aggressive, four-pronged, growth strategy listed below that we believe will help us maximize our success and deleverage some of the risk of finding, solely developing and funding our own products.

Strategic Partnerships – We will focus on expanding our existing pipeline through establishing strategic partnerships with companies that have interesting products and technologies. We intend to focus on novel, early-stage and preclinical assets in a variety of therapeutic areas, including oncology and autoimmune diseases. In connection with our strategic partnership growth strategy, as discussed elsewhere in this Offering Memorandum, we recently entered into two option purchase agreements regarding a co-development opportunity for two early-stage product candidates, as disclosed in and discussed in our Current Report on Form 8-K that was filed on May 11, 2021.

Business Development – We will continue to seek to for acquisition, investment or partnering novel products and technologies that we believe will improve patient outcomes. We will seek to identify companies with products and technologies that are seeking assistance in developing and commercializing these assets. We will assess the commercial market opportunities for all potential products and technologies to determine if there are enough advantages to allow them to be viable, if they are developed.

Commercial Development – A key focus of our company is to participate and assist in the commercial development activities of its assets with our strategic partners. Commercial development activities may include, but are not limited to, clinical development, CMC manufacturing, supply chain management, market research, healthcare economics, market access, sales/marketing, and commercial launch strategies.

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Portfolio Optimization – We will continue to evaluate, prioritize, optimize, and make appropriate changes in our pipeline portfolio as market development dynamics and/or product opportunities change. For example, it may be a strategic business decision for us to divest certain products and/or agreements to other companies so it can best focus on its core assets.

Employees

Currently, we have five employees, of which four are full-time employees, and one is a part-time employee. Our employees are not represented by any labor union or any collective bargaining arrangement with respect to their employment with us. We have never experienced any work stoppages or strikes as a result of labor disputes. We believe that our employee relations are good.

Certain of our employees have been reporting to work remotely due to the COVID-19 outbreak. Our operations or productivity may continue to be impacted throughout the duration of the COVID-19 outbreak and government-mandated closures.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

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MANAGEMENT

Board of Directors and Executive Officers

The following table sets forth as of December [14], 2021, the names and positions of our executive officers and directors serving as of such date. Directors will be elected at our annual meeting of stockholders and serve for one year or until their successors are elected and qualify. Officers are elected by the Board and their terms of office are, except to the extent governed by employment contract that may be in place from time to time, at the discretion of the Board.

Name	Age	Position(s)
David Mehalick	53	Chairman of the Board of Directors, CEO and President
Christine Sheehy	54	Director, Chief Financial Officer and Secretary
Daniel Yerace	39	Director and Vice President of Operations
Michael Handley	50	Director

Our Directors serve until the earlier occurrence of the election of his successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. There are no family relationships between or among our directors and executive officers.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

David Mehalick – Director, President and Chief Executive Officer: Mr. Mehalick is a successful executive with a career spanning over 30 years across a variety of industries including life sciences, technology, financial services, military contracting, entertainment, and consumer products. His career has allowed him deep immersion into all facets of executive management notably mergers and acquisitions, corporate finance, C- Suite management, product development and licensing, partnerships, product commercialization, and corporate communications. Mr. Mehalick has assisted and managed several organizations towards successful investor monetization across all aspects of company evolution resulting in billions of dollars in transactions and financings. Currently, Mr. Mehalick is our Chairman, Chief Executive Officer and President, and one of our co-founders. He has been involved in several companies in a variety of positions and functions prior to Coeptis spanning many different industries. Mr. Mehalick began his career in the financial services industry in the wealth management area before transitioning to investment banking in the early 2000’s. He held positions of Vice President and Senior Vice President at multiple firms notably First Union Capital Markets, Gruntal and Co. and Ferris Baker Watts. He then began working earnestly with companies to assist them in all aspects of growth. He was a founding partner in American Defense Systems, a military contractor designing lightweight antiballistic armor and hardening systems for transportation and solid structures. After procuring several military contracts, the company grew revenues to a point that they became public on the AMEX stock exchange. Throughout his career Mr. Mehalick was involved in numerous similar situations either in a management or consultant role to allow strong returns for shareholders via acquisitions or public strategies.

Christine Sheehy – Director, Chief Financial Officer and Secretary: Christine Sheehy is a pharmaceutical business leader with over 25 years of experience, including globally commercializing drug products and working in development of targeted therapeutics including cell and gene therapies. Ms. Sheehy was Senior Vice-President of Operations for Kadmon Pharmaceuticals, leading the global supply chain, distribution, and IT organizations. She was a founding employee of start-up pharmaceutical company Three Rivers Pharmaceuticals, which was acquired by Kadmon Pharmaceuticals in 2010. During that time, she launched branded and generic products in the U.S., leading the operational business. Globally, Ms. Sheehy has executed international supply and distribution partnerships in Europe and Asia. Prior to Three Rivers Pharmaceuticals, Ms. Sheehy held various roles ranging from business and finance consulting to financial management. Strategically minded, with a strong ability to understand all aspects of the business, her leadership skills have been developed by working substantially in start-ups and early-stage companies. Additionally, over the past 15 years Ms. Sheehy has held board of director and advisory positions for multiple industry organizations, and she holds a bachelor’s degree in accounting from Penn State University.

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Daniel Yerace – Director and Vice President of Operations: Dan Yerace is a co-founder of Coeptis Pharmaceuticals and serves as the Vice President of Operations. Mr. Yerace has over ten years of experience in the pharmaceutical industry and is a key strategist responsible for supply chain management, business development, portfolio management, and corporate strategy. Mr. Yerace has broad operational experience and has held leadership positions in procurement, global supply chain management, operations, and business development for small private firms and fortune 500 multi-national corporations. Prior to joining Coeptis, Mr. Yerace served as Senior Director of Global Supply Chain and Commercial Business Development for Kadmon Pharmaceuticals. Mr. Yerace holds a bachelor’s degree in economics, and a masters of business administration from Waynesburg University.

Michael Handley - Director: Michael Handley serves as a Director and member of the Company’s Board of Directors. Mr. Handley is a successful life science business professional with over 23 years of cross-functional experience in drug/device commercialization, operations, mergers/acquisitions, regulatory/clinical affairs, venture formation/financing, market development and partnering/licensing. Mr. Handley has successfully assisted or led in the global commercialization of seventeen devices or drugs that account for over three billion dollars of sales annually. He has experience successfully leading management teams in a variety of capacities in high growth organizations and has secured millions of dollars in venture capital. Currently, Mr. Handley is serving as Chief Executive Officer and Director of Statera BioPharma, Inc. (formerly Cytocom, Inc.), a clinical-stage biopharmaceutical company developing novel small molecule immunotherapies targeting autoimmune, inflammatory, infectious diseases and cancers. Prior to Cytocom, Mr. Handley was the CEO and Director of Armis Biopharma (aka CHD Biosciences), a multi-product development-stage healthcare company that has created a technology platform for the prevention and treatment of topical infectious disease. In his role with Armis, Mr. Handley was responsible for day-to-day operations, executing a profitable growth strategy, obtaining global product approvals, overseeing intellectual property strategy, product commercialization, business development and financing. Prior to his work at Armis, Mr. Handley served in senior management roles at multiple life science companies. Specifically, Mr. Handley was one of the founders and on the management team of Vessix Vascular, Inc. in Laguna Hills California from 2011 to 2012. As a result of his work at Vessix Vascular the company was acquired for $435M by Boston Scientific. Before his time at Vessix Vascular, Mr. Handley was Global Head of Regulatory at Acclarent (that was acquired by Johnson & Johnson) from 2010 – 2011 and assisted in the integration of the $785M acquisition of Acclarent and their five product lines and driving the global revenue growth of the Ethicon franchise for ENT products. Prior to working with Acclarent/J&J, Mr. Handley was the Global Vice President of Regulatory Affairs and Chief Compliance Officer at Spectranetics Corporation, a NASDAQ listed (SPNC) medical device company specializing in laser treatments of blocked arteries and removal of pacemaker leads from 2007 to 2010. Before his time at Spectranetics, Mr. Handley was the CEO and Vice President of Business development, Quality and Regulatory at a privately funded biosciences technology company, Accelapure Corporation, from 2005 – 2007. Mr. Handley expanded his executive skill set as a Senior Management Consultant in the healthcare field at Pittiglio Rabin Todd & McGrath (PRTM) (now PricewaterhouseCoopers) from 2004-2005. As a Senior Principal at PRTM, Mr. Handley assisted Genentech in the successful launch of Avastin (a multi-billion dollar bio-oncology drug) and Tarceva (a multi-million dollar cancer small molecule drug) and assisted in the successful commercial launch for these drug franchises.

Conflicts of Interest

Certain of the officers and directors of the Company are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on a board of directors. As a result, certain conflicts of interest may arise between the Company and its officers and directors. The Company will attempt to resolve such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to it and its shareholders as fiduciaries, which require that such officers and directors exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of the Company or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to the Company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole. During 2021, our Board of Directors held four meetings and took action by written consent in lieu of a meeting on four occasions.

There are no understandings between any director of our company or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

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Independence of Board of Directors

None of our directors is independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Secretary, Christine Sheehy, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We will attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC, so that all shareholders have access to information about us at the same time. Ms. Sheehy collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this prospectus, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees. As our securities are not listed on a national securities exchange, we are not required and do not have a written code of business conduct and ethics that applies to our directors, officers and employees. Our management does, however, promote honest and ethical conduct, full and fair disclosure in our reports to the SEC, and compliance with applicable governmental laws and regulations.

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EXECUTIVE AND DIRECTOR COMPENSATION

In General

Currently, our management is unable to estimate accurately when, if ever, our company will possess sufficient capital, whether derived from sales revenues, this offering or otherwise, for the payment of salaries to our management.

As of the date of this prospectus, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
David Mehalick Chairman, CEO and President	2021 2020	$216,500 $148,500	– –	– –	– –	– –	– –	– –
Daniel Yerace Vice President of Operations	2021 2020	$205,500 $137,077	– –	– –	– –	– –	– –	– –
Christine Sheehy Chief Financial Officer	2021 2020	$133,500 $62,307	– –	– –	– –	– –	– –	– –

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Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this prospectus, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Mehalick	–	–	–	–	n/a	–	n/a	–	–
Daniel Yerace	–	–	–	–	n/a	–	n/a	–	–
Christine Sheehy	–	–	–	–	n/a	–	n/a	–	–

Employment Agreements

We have not entered into employment agreements with our executive officers, although it is our intention to do so in the future. None of the terms of such employment agreements has been determined.

Outstanding Equity Awards

Our Board of Directors has made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no employee incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors.

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our capital stock by (i) each of our current directors, (ii) each of our named executive officers (iii) all our current directors and executive officers as a group, and (iv) each person or group known by us to own more than 5% of our common stock. The percentages reflect beneficial ownership, as determined in accordance with the SEC’s rules, as of January 28, 2022, and are based on 37,174,863 shares of common stock outstanding. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse. Except as noted below, the address for all beneficial owners in the table below is Address of Principal Executive Offices:105 Bradford Rd, Suite 420, Wexford, Pennsylvania 15090.

Name of Shareholder	Shares Owned	Percentage Owned (1)
Common Stock
Executive Officers and Directors
David Mehalick	9,800,000 (2)	21.69%
Daniel Yerace	3,000,000	6.64%
Christine Sheehy	3,000,000	6.64%
Michael Handley	–	0%
Officers and directors, as a group (4 persons)	15,800,000	34.98%

5% Owners
Lisa Pharma LLC (3)	4,250,000	9.41%
Lena Pharma LLC (4)	4,250,000	9.41%
Series B Convertible Preferred Stock (5)
David Mehalick	8,000	100%

(1)	Based on 45,174,863 shares outstanding, which includes 37,174,863 issued shares and 8,000,000 unissued shares that underlie 8,000 issued shares of our Series B Convertible Preferred Stock convertible within 60 days of the date of this prospectus.

(2)	8,000,000 of such shares have not been issued, but underlie 8,000 issued shares of our Series B Convertible Preferred Stock convertible within 60 days of the date of this prospectus.

(3)	Lisa Kuchera is the manager of this entity and possesses voting control over securities owned by it.

(4)	Lena Kuchera is the manager of this entity and possesses voting control over securities owned by it.

(5)	Each holder of outstanding shares of Series B Convertible Preferred Stock shall be entitled to the number of votes equal to 1,000 shares of our common stock for each share of Series B Convertible Preferred Stock. Except as provided by law, or by the provisions establishing any other series of our Preferred Stock, holders of Series B Convertible Preferred Stock and of any other outstanding series of Preferred Stock shall vote on an as-converted basis together with the holders of our common stock as a single class.

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SELLING STOCKHOLDERS

This prospectus covers certain shares of our common stock issued prior to the consummation of the Merger, certain shares of our common stock issued following consummation of the Merger and shares of our common stock issuable upon exercise of certain warrants described elsewhere in this prospectus.

When we refer to the selling stockholders in this prospectus, we mean those persons listed in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the selling stockholders’ interests other than through a public sale.

The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock set forth in the following table. There is no requirement for the selling stockholders to sell their shares, and we do not know when, or if, or in what amount the selling stockholders may offer the securities for sale pursuant to this prospectus.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of January 28, 2022. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will supplement this prospectus accordingly. We cannot give an estimate as to whether the selling stockholders will in fact sell any or all of their shares of common stock.

To our knowledge and except as noted below or elsewhere in this prospectus, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our affiliates.

	Beneficial Ownership Prior to Registration				Shares Registered Pursuant to this Prospectus (Maximum Number that May	Beneficial Ownership after Registration Assuming All Shares are Sold
Name of Selling Stockholder	Shares		%		be Sold	Shares	%
Hawke Investment Holdings, LLC	634,500	(1)	1.39%		634,500	0	0
Douglas Nagel	225,000	(1)	*		225,000	0	0
Red's Sky Dream L.L.C.	633,000	(1)	1.38%		633,000	0	0
Tom Booker	7,500	(1)	*		7,500	0	0
Newton Energy Inc.	600,000	(1)	1.31%		600,000	0	0
Robert Taggart	52,050	(1)	*		52,050	0	0
Spidey Consultants, L.L.C.	400,000	(1)	*		400,000	0	0
Jim Cahill	1,168,050	(1)	2.52%		1,018,050	150,000	*
Three Rivers Business Consulting LLC	225,000	(1)	*		225,000	0	0
DFT LLC	350,000	(1)	*		350,000	0	0
Chris Dietz	200,000	(1)	*		200,000	0	0
AMLS Holdings, LLC	1,700,000	(2)	3.69%		1,700,000	0	0
Peyton Jackson	100,000	(1)	*		100,000	0	0
Rick Felton	100,000	(1)	*		100,000	0	0
Allan Marshall	750,000	(1)	*		250,000	500,000	*
Jeffrey Bishop	125,000	(1)	*		125,000	0	0
Northstar Capital Partners	100,000	(1)	*		100,000	0	0
Gene Salkind	300,000	(1)	*		300,000	0	0
Sterling Acquisitions I, Inc.	50,000		3.14%	(4)	50,000	0	0
Coral Investment Partners LP	1,400,000	(3)	3.14%	(4)	1,400,000	0	0
Michael Littman	10,000		*		10,000	0	0
Candice Chilcote	10,000		*		10,000	0	0
Kristin Nelson-Dorrance	10,000		*		10,000	0	0
Chris Moore	10,000		*		10,000	0	0
Joanne Majerus	10,000		*		10,000	0	0
Jeff Van Os	10,000		*		10,000	0	0
Lisa Pharma LLC	4,250,000		9.40%		3,000,000	1,250,000	2.76%
Lena Pharma LLC	4,250,000		9.40%		3,000,000	1,250,000	2.76%

_______________________

*	Represents beneficial ownership less than 1%.
(1)	Represents shares of common stock underlying warrants that are or may become exercisable within 60 days of February , 2022.
(2)	Includes 775,000 shares of common stock underlying warrants that are or may become exercisable within 60 days of February , 2022.
(3)	Includes 1,000,000 shares of common stock underlying warrants that are or may become exercisable within 60 days of February , 2022.
(4)	Includes for beneficial ownership purposes all shares held in the names of Sterling Acquisitions I, Inc. and Coral Investment Partners LP, each of which entities are controlled by Erik Nelson.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Divestiture

Prior to the closing of the Merger, we had a 100% ownership interest in NDYN Delaware, Inc. In December 2020, prior to the Closing of the Merger, we divested our 100% ownership interest NDYN Delaware, LLC to Sterling Acquisition I, LLC, an entity controlled by our pre-Merger board member Erik Nelson. The divestiture was accomplished through the sale of all of our share ownership of NDYN Delaware, Inc. pursuant to a Divestiture Agreement, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K that was filed on December 31, 2020.

Pre-Merger Promissory Notes

Through the period ended January 31, 2021, Coral Investment Partners, an entity 100% controlled by Erik Nelson, had extended the Company $45,000 in demand loans at an interest rate of 18%. Erik Nelson was the pre-Merger Chief Executive Officer as well as the only Director pre-Merger. As of January 31, 2021, $6,835 in interest had accrued on this demand loan, which loan was repaid in full in connection with the closing of the Merger.

Pre-Merger Series B Convertible Preferred Stock and Common Stock

On February 12, 2021, (i) David Mehalick purchased 8,000 shares of Series B Preferred Stock from Coral Investment Partners, LP for an aggregate purchase price of $1,000 and (ii) we repurchased 328,000 shares of our Common Stock from Coral Partners, LP for an aggregate purchase price of $247,164.95 and retired such shares of Common Stock.

Director Independence

Board Independence and Committees. We are not currently listed on any national securities exchange or in an inter-dealer quotation system that has a requirement that the Board of Directors be independent. However, in evaluating the independence of our members and the composition of the committees of our Board of Directors, our Board utilizes the definition of “independence” as that term is defined by applicable listing standards of the Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Our Board of Directors expects to continue to evaluate its independence standards and whether and to what extent the composition of the Board and its committees meets those standards. We ultimately intend to appoint such persons to our Board and committees of our Board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, we intend that prior to any listing, if ever, on a national securities exchange a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC.

Additionally, our Board of Directors is expected to appoint an audit committee and adopt an applicable charter in 2022. Our Board of Directors is also expected to analyze the need for and timing for appointing a governance committee and compensation committee, and if and when appointed will also adopt charters relative to each such committee.

We believe that none of our current Directors qualify as an “independent” director as that term is defined by the Nasdaq Stock Market, Inc. Marketplace Rules.

Code of Ethics. We have not adopted a written code of ethics. We intend to adopt a written code of ethics in the future.

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Limitation of Liability and Indemnification Matters

Our certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except to the extent such exemption or limitation thereof is not permitted under the Delaware General Corporate Law and applicable law. Delaware law provides that such a provision may not limit the liability of directors:

•	for any breach of their duty of loyalty to us or our shareholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification. Our certificate of incorporation also requires us to pay any expenses incurred by any director or officer in defending against any such action, suit or proceeding in advance of the final disposition of such matter to the fullest extent permitted by law, subject to the receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified as authorized by our amended and restated bylaws or otherwise. We believe that the limitation of liability provision in our certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

We intend to enter into indemnification agreements with each of our directors and executive officers. We expect the indemnification agreement to provide, among other things, that we will indemnify and hold harmless each person subject to an indemnification agreement (each, an “Indemnified Party”) to the fullest extent permitted by applicable law from and against all losses, costs, liabilities, judgments, penalties, fines, expenses and other matters that may result or arise in connection with such Indemnified Party serving in his or her capacity as a director of ours or serving at our direction as a director, officer, employee, fiduciary or agent of another entity. We expect the indemnification agreement to further provide that, upon an Indemnified Party’s request, we will advance expenses to the Indemnified Party to the fullest extent permitted by applicable law. Pursuant to the indemnification agreement, we will intend that an Indemnified Party is presumed to be entitled to indemnification and we have the burden of proving otherwise. We also intend to secure and maintain in full force and effect directors’ liability insurance. If indemnification under an indemnification agreement is unavailable to an Indemnified Party for any reason, we, in lieu of indemnifying the Indemnified Party, will contribute to any amounts incurred by the Indemnified Party in connection with any claim relating to an indemnifiable event in such proportion as is deemed fair and reasonable in light of all of the circumstances to reflect the relative benefits received or relative fault of the parties in connection with such event.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Policies and Procedures for Review of Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $50,000 in any one fiscal year, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers, one of our directors, or a nominee to become one of our directors;

•	any person who is known by us to be the beneficial owner of more than 5.0% of any class of our voting securities;

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of any class of our voting securities; and

•	any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest in any class of the Company’s voting securities.

Our board of directors intends to adopt a related party transactions policy. Pursuant to this policy, we expect that our audit committee, once established, will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our audit committee shall take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy will require that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

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DESCRIPTION OF CAPITAL STOCK

On January 28, 2022, our authorized capital stock consists of (a) 750,000,000 shares of common stock, $.0001 par value per share; and (b) 10,000,000 shares of preferred stock, $.0001 par value per share, of which 2,530,968 shares have been designated, as follows: (1) Series A Preferred Stock, 530,968 shares authorized; and (2) Series B Convertible Preferred Stock, 2,000,000 shares authorized.

As of the date of this prospectus, there were (x) 37,174,863 shares of our common stock issued and outstanding, held by 460 holders of record; (y) no shares of Series A Preferred Stock issued and outstanding; and (z) 8,000 shares of Series B Convertible Preferred Stock issued and outstanding, held by one (1) holder of record.

The following summary of our capital stock and certificate of incorporation and bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation and bylaws, which will be provided upon request. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders, including the election of directors. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock (including our common stock underlying the Series B Convertible Preferred Stock) that are present in person or represented by proxy. Except as otherwise provided by law, amendments to our Certificate of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of our common stock (including our common stock underlying the Series B Convertible Preferred Stock). Our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Holders of our common stock will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Holders of our common stock have no preemptive rights to purchase shares of our common stock. The issued and outstanding shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. Upon our liquidation, dissolution or winding up, the holders of our common stock (including our common stock underlying the Series B Convertible Preferred Stock) will be entitled to receive pro rata all assets available for distribution to such holders.

Preferred Stock

Pursuant to our Amended and Restated Certificate of Incorporation, we are authorized to issue up to 10,000,000 shares of “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by the company’s board of directors. The board of directors, without further approval of the shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock.

Series A Preferred Stock. As of the date of this prospectus, there are no shares of Series A Preferred Stock outstanding, and we have no intention of issuing any Series A Preferred Stock in the near future.

The Series A Preferred Stock has no liquidation preference over any other class of stock. Except as otherwise required by law, holders of Series A Preferred Stock have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of our common stock or any other class or series of preferred stock) for the taking of any corporate action. The Series A Preferred Stock is convertible at the option of the holder for a period of time from the date of issuance, each holder of shares of Series A Preferred Stock may, at any time and from time to time, provided that the holders of the Series A Preferred Stock are limited to conversion ownership of 9.99% of our common stock. For a period of 18 months after the Series A Preferred Stock is convertible, the conversion price of the Series A Preferred Stock is subject to adjustment to prevent dilution in the event that we issue additional shares at a purchase price less than the applicable conversion price. The conversion price is subject to adjustment on a weighted basis that takes into account issuances of additional shares.

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Series B Convertible Preferred Stock. As of the date of this Offered Circular, there are 8,000 shares of Series B Convertible Preferred Stock outstanding.

Initially, there will be no dividends due or payable on the Series B Convertible Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the our Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to our Certificate of Incorporation, which the Board shall promptly file or cause to be filed. All shares of the Series B Convertible Preferred Stock shall rank (a) senior to our common stock and any other class or series of our capital stock hereafter created, (b) pari passu with any class or series of our capital stock hereafter created and specifically ranking, by its terms, on par with the Series B Convertible Preferred Stock, and (c) junior to any class or series of our capital stock hereafter created specifically ranking, by its terms, senior to the Series B Convertible Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of our company, whether voluntary or involuntary. The Series B Convertible Preferred Stock shall have no liquidation preference over any other class of stock.

Voting Rights. Each holder of outstanding shares of Series B Convertible Preferred Stock shall be entitled to the number of votes equal to equal to one thousand (1,000) shares of our common stock for each share of Series B Convertible Preferred Stock. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series B Convertible Preferred Stock and of any other outstanding series of Preferred Stock shall vote on an as-converted basis together with the holders of our common stock as a single class. Each holder of shares of Series B Convertible Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series B Convertible Preferred Stock into 1,000 fully-paid and non-assessable shares of our common stock; provided, however, that any Optional Conversion must involve the issuance of at least 100 shares of our common stock. In the event of a reverse split, the conversion ratio shall not be changed. However, in the event a forward split shall occur then the conversion ratio shall be modified to be increased by the same ratio as the forward split.

Warrants

Pre-Merger Warrants. After the consummation of the Merger, there remained warrants outstanding to purchase up to 1,000,000 shares of our common stock held by Coral Investment Partners, LP. (an entity 100% controlled by Erik Nelson, our pre-Merger sole officer and director). Each warrant entitles the holder to purchase one share of our common stock at an average purchase price of $3.50 (there are warrants for 500,000 shares at a price of $2.00 per share and warrants for 500,000 shares at a price of $5.00 per share) during the three (3) year period commencing on its date of issuance (resulting in an expiration date of November 30, 2023 for all warrants).

The warrants, at the option of the holder, may be exercised by cash payment of the exercise price to us. The warrants may also be exercised under certain circumstances on a cashless basis.

The exercise price and the number of warrant shares purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of our capital stock. Additionally, an adjustment would be made in the case of an amalgamation, consolidation or merger of our company with or into another corporation (other than a consolidation or merger in which our company is the surviving corporation) or sale of all or substantially all of our assets. We must communicate any such event to the holder(s) of the warrants in order to enable them to receive the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares our common stock that the holder may be entitled to purchase upon the exercise of the warrants.

The warrants contain a provision limiting the number of shares of our common stock that may be acquired upon exercise to the extent necessary to insure that, after giving effect to such exercise, the number of shares of our common stock then beneficially owned by the holder of the warrants and its affiliates and certain other persons does not exceed 9.99% of the total number of shares of our common stock issued and outstanding immediately after giving effect to such exercise.

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No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, either make a cash payment to the warrant holder with respect to such fractional interest or round the interest up to the net whole share.

Post-Merger Warrants. Since the consummation of the Merger we have issued warrants to purchase up to 6,395,000 shares of our common stock to strategic partners and professional service providers that entitle the holders to purchase one share of our common stock at an average purchase price of $1.88. The warrants will expire between November 2023 and May 2026, with the majority of the warrants set to expire in January 2024. The exercise price and the number of warrant shares purchasable upon the exercise of these warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of our capital stock. Additionally, an adjustment would be made in the case of an amalgamation, consolidation or merger of our company with or into another corporation (other than a consolidation or merger in which our company is the surviving corporation).

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board or our president, or as otherwise provided under Delaware law.

Transfer Agent

We have retained the services of West Coast Stock Transfer, Inc., 721 N. Vulcan Avenue, First Floor, Encinitas, California 92024, as the transfer agent for our common stock. West Coast Stock Transfer’s website is located at: www.westcoaststocktransfer.com. No information found on West Coast Stock Transfer’s website is part of this prospectus.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, our certificate of incorporation and our bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

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Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock (8,000 of which have been designated as our Class B Preferred Stock and are issued and outstanding) with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or, in certain cases, within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Amendment of Bylaw Provisions

Our Bylaws provides that our board of directors has the power to make, amend, alter or repeal our bylaws. Our bylaws provide that they may be repealed or amended, and new bylaws maybe adopted, by our board of directors or by the vote of stockholders holding a majority of the stock outstanding and entitled to vote.

Amendment of Charter Provisions

We have the right to amend, alter, change or repeal any provision contained in our certificate of incorporation, in the manner prescribed by statute. Any amendments requiring stockholder approval may be passed by a majority of the outstanding voting power and not by a majority of each class or series of outstanding capital stock.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our bylaws provides that no contract or other transaction between us and one or more of our directors or any other corporation, firm, association or entity in which one or more of our directors are directors or officers or are financially interested, will be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or one of its committees which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to our board of directors or committee thereof which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to us at the time it is authorized by our board of directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of our board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

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Limitation of Liability and Indemnification Matters

Our Bylaws limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except to the extent such exemption or limitation thereof is not permitted under the DGCL and applicable law. Delaware law provides that such a provision may not limit the liability of directors:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our Bylaws also cover any expenses incurred by any director or officer in defending against any such action, suit or proceeding to the fullest extent permitted by law, subject to limitations. We have entered or will enter into indemnification agreements with each of our directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Registration Rights Agreements

Pre-Merger Registration Rights Agreements

Pursuant to agreements entered into by us prior to the consummation of the Merger, we agreed to prepare and file a registration statement with the SEC for purposes of registering the resale of the shares of common stock held by the selling stockholders (including the common stock issuable upon exercise of certain warrants). We agreed to use our commercially reasonable efforts to cause the registration statement of which this prospectus is a part to be filed with the SEC no later than thirty (30) days following the filing of our most recent periodic report on Form 10-Q.

We also agreed to use our commercially reasonable efforts to keep the registration statement, of which this prospectus constitutes a part, effective until the earlier of (a) a registration statement with respect to the sale all of registrable securities being declared effective by the SEC under the Securities Act and such registrable securities having been disposed of or transferred by the holder thereof in accordance with such effective registration statement, (b) such registrable securities having been previously sold or transferred in accordance with Rule 144 of the Securities Act (or another exemption from the registration requirements of the Securities Act), and (c) such securities becoming eligible for resale without volume or manner-of-sale restrictions and without current public information requirements pursuant to Rule 144.

Post-Merger Registration Rights Agreement

In connection with the issuance of certain warrants by us post-Merger we agreed to include in any resale registration statement shares of our common stock that are issuable pursuant to the exercise of certain warrants.

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SHARES ELIGIBLE FOR FUTURE SALE

As of January 28, 2022, we have 37,174,863 shares of common stock outstanding. We have filed a registration statement, of which this prospectus is a part, in respect of the 14,530,100 shares being offered by the selling stockholders named herein (which include shares of common stock to be issued upon exercise of certain warrants described elsewhere herein). These shares may not be sold pursuant to this prospectus until the registration statement is declared effective. All of the shares of our common stock sold by the selling stockholders pursuant to the registration statement of which this prospectus is a part will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act, which will be subject to the resale limitations of Rule 144.

The remaining outstanding shares of our common stock will be deemed to be “restricted securities” as that term is defined in Rule 144. Subject to certain contractual restrictions, including the lock-up agreed to by certain of our stockholders, holders of restricted shares will be entitled to sell those shares in the public market if and when those shares are registered or if they qualify for an exemption from registration under Rule 144 or any other applicable exemption under the Securities Act.

Prior to the registration statement of which this prospectus is a part, there has been a limited established public market for our common stock. No assurance can be given as to the likelihood that an active trading market for our common stock will develop, the liquidity of any such market, the ability of our stockholders to sell their shares or the prices that our stockholders may obtain for any of their shares. Further, we cannot predict the effect, if any, that sales of shares or availability of any shares for sale will have on the market price of our common stock prevailing from time to time. Issuances or sales of substantial amounts of our common stock, or the perception that such issuances or sales could occur, could cause the market price of our common stock to decline significantly and make it more difficult for us to raise additional capital through a future sale of securities.

Rule 144

In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her securities without registration and without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Because we are a former “shell company”, Rule 144 will be first available to permit public resales of our shares only one year after the public company has filed all Form 10 information with the SEC, and conditioned on us thereafter having has filed all required periodic SEC reports during the 12 months preceding the proposed sale. In addition, under Rule 144, since we have been subject to the reporting requirements of the Exchange Act for at least 90 days, at such time as Rule 144 becomes available, a person (or persons whose securities are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, may sell his or her securities without registration, subject to us having filed all required periodic filings for the 12 month period preceding the proposed sale, after only a six-month holding period. Any sales by affiliates under Rule 144, even after the applicable holding periods, are subject to requirements and/or limitations with respect to volume, manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act, any of our stockholders who purchased shares from us in connection with a qualified compensatory stock plan or other written agreement before we became subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is eligible to resell those shares in reliance on Rule 144. An affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144, and a non-affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and without regard to the volume of such sales or the availability of public information about the issuer. As of the date of this prospectus, we have not sold any shares to our shareholders under Rule 701.

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Registration Rights

For the registration rights held by the selling stockholders listed in this prospectus see “Description of Capital Stock—Registration Rights Agreements.”

Outstanding Equity Awards

As of January 28, 2022, we don’t have any outstanding stock options. As noted elsewhere in this prospectus, we have warrants outstanding warrants to purchase up to 6,860,600 shares of our common stock, and the weighted average exercise price of such options is $2.15 per share.

Equity Compensation Plan Information

As of the date of this prospectus the Company has not adopted an equity incentive plan. The Company is currently considering adopting an equity incentive plan in the near future.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

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If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS, INCLUDING THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS, OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we do not currently anticipate paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussions below on effectively connected income, backup withholding and FATCA, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). If a Non-U.S. Holder holds our common stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

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If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. tax residents. A Non-U.S. Holder that is a corporation for U.S. federal income tax purposes also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a United States real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not currently anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax pursuant to the third bullet point above if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

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Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on the proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

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PLAN OF DISTRIBUTION

General

We are registering the shares of common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each selling stockholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchases of shares to be made directly or through agents.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The prices at which the selling stockholders may sell the shares of common stock may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties. The selling stockholders may use any one or more of the following methods when selling the shares of common stock offered by this prospectus:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	any other method permitted pursuant to applicable law; or

•	under Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus.

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There is currently a limited public trading market for our common stock. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. In compliance with FINRA guidelines, the maximum commission or discount to be received by a member of FINRA or an independent broker-dealer may not exceed 8% for the sale of any securities registered hereunder. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus. The selling stockholders have advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and in compliance.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

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LEGAL MATTERS

The validity of our common stock and certain legal matters will be passed upon for us by Meister Seelig & Fein, LLP.

EXPERTS

The consolidated financial statements of Coeptis Pharmaceuticals, Inc. (the Company) at December 31, 2020 and at February 28, 2020 and for the years ended, appearing in this Prospectus and Registration Statement have been audited by Turner Stone & Company, LLP, independent registered public accounting firm, as set forth in their report thereon (which Turner, Stone & Company, LLP’s report contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (File Number 333-________) under the Securities Act with respect to the shares of common stock being offered by the selling stockholders named in this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Where we make statements in this prospectus as to the contents of any contract or any other document, for the complete text of that document, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our Securities and Exchange Commission filings, including the registration statement of which this prospectus is a part, over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We file periodic reports, proxy statements, and other information with the SEC These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

Our website is located at https://www.coeptistx.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

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INDEX TO FINANCIAL STATEMENTS

Coeptis Therapeutics, Inc.

Condensed Consolidated Unaudited Financial Statements

Nine Months Ended September 30, 2021 and 2020

Coeptis Therapeutics, Inc.

(formerly Vinings Holdings, Inc.)

Consolidated Financial Statements

Ten Months Ended December 31, 2020 and 2019

Coeptis Pharmaceuticals, Inc. and Subsidiary

Consolidated Financial Statements

Proforma Financial Statements

58

COPETIS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash	$2,809,861	$202,965
Accounts receivable	26,302	21,786
Inventories	–	–
TOTAL CURRENT ASSETS	2,836,164	224,751

PROPERTY AND EQUIPMENT
Furniture and fixtures	25,237	25,237
Less: accumulated depreciation	(10,944)	(9,730)
Furniture and fixtures, net	14,293	15,507
OTHER ASSETS
Co-development options	4,804,167	–
Right-of-use asset, net of accumulated amortization	28,352	58,225
Other assets	–	2,000
Total other assets	4,832,519	60,225
TOTAL ASSETS	$7,682,976	$300,484

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$1,281,314	$1,623,840
Accrued expenses	153,811	732,146
Notes payable, current portion	3,999,595	1,277,500
Notes payable, related parties, current portion	–	604,000
Right of use liability, current portion	10,758	41,618
Deferred revenue	–	1,000,000
TOTAL CURRENT LIABILITIES	5,445,478	5,279,104

LONG TERM LIABILITIES
Note payable	1,650,000	150,000
Right of use liability, non-current portion	14,723	14,723
TOTAL LONG TERM LIABILITIES	1,664,723	164,723
TOTAL LIABILITIES	$7,110,201	$5,443,827

COMMITMENTS AND CONTINGENCIES (NOTE 7)

STOCKHOLDERS' EQUITY (DEFICIT)
Series B Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, 8,000 and -0- shares issued and outstanding, respectively	1	–
Common stock, $0.0001 par value, 750,000,000 shares authorized, 34,750,733 and 25,178,840 shares issued and outstanding, respectively	3,317	2,519
Additional paid-in capital	23,902,974	8,954,985
Common stock subscribed	1,377,000	–
Accumulated deficit	(24,710,518)	(14,100,846)
TOTAL STOCKHOLDERS' EQUITY	572,774	(5,143,342)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,682,976	$300,484

The accompanying notes are an integral part of the consolidated financial statements.

F-1

COEPTIS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
SALES
Consulting services	$–	$9,888	$75,000	$30,761
Sales	–	–	–	–
Total sales	–	9,888	75,000	30,761
Cost of goods, including inventory obsolescence	–	1,492	–	3,361
Gross profit	–	8,396	75,000	27,400

COST OF OPERATIONS
Research and development	–	–	–	3,543
General and administrative expenses	6,759,339	1,433,621	11,077,747	2,437,725
Selling and marketing	–	–	2,918	–
Interest expense	188,559	183,871	266,382	262,826
Total operating expenses	6,947,898	1,617,492	11,347,048	2,704,094

LOSS FROM OPERATIONS	(6,947,898)	(1,609,097)	(11,272,048)	(2,676,694)

OTHER INCOME (EXPENSE)

Royalties and licensing fees	3,543	(211,550)	(413,124)	(1,711,550)
Licensing income	1,000,000	–	1,000,000	–
Other Income	–	–	77,500	–
Gain (Loss) on write down of assets	(2,000)	–	(2,000)	–
TOTAL OTHER INCOME (EXPENSE)	1,001,543	(211,550)	662,376	(1,711,550)

LOSS BEFORE INCOME TAXES	(5,946,356)	(1,820,647)	(10,609,672)	(4,388,244)

PROVISION FOR INCOME TAXES (BENEFIT)	–	–	–	–
NET LOSS	$(5,946,356)	$(1,820,647)	$(10,609,672)	$(4,388,244)

LOSS PER SHARE

Loss per share, basic and fully diluted	$(0.17)	$(0.09)	$(0.34)	$(0.23)

Weighted average number of common shares outstanding	34,060,556	20,164,597	31,054,813	18,756,999

The accompanying notes are an integral part of the consolidated financial statements.

F-2

COEPTIS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

(Unaudited)

	SERIES B				ADDITIONAL	COMMON
	PREFERRED STOCK		COMMON STOCK		PAID-IN	STOCK	ACCUMULATED
	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	SUBSCRIBED	DEFICIT	TOTAL
BALANCE AT DECEMBER 31, 2019	–	$–	16,196,000	$1,620	$5,464,465	$100,000	$(4,944,559)	$621,526
Retroactive application of recapitalization	–	1,588,800	–	(297,949)	–	–	(297,949)	–
Adjusted balance, beginning of period	–	–	17,784,800	1,620	5,166,516	100,000	(4,944,559)	323,577
Shares issued for cash	–	–	200,000	20	99,980	(100,000)	–	–
Net income (loss)	–	–	–	–	–	–	(1,896,399)	(1,896,399)
BALANCE AT MARCH 31, 2020	–	$–	17,984,800	$1,640	$5,266,496	$–	$(6,840,958)	$(1,572,822)
Shares issued for cash	–	–	–	–	–	–	–	–
Shares issued for services	–	–	667,840	67	333,853	–	–	333,920
Net income loss)	–	–	–	–	–	–	(685,254)	(685,254)
BALANCE AT JUNE 30, 2020	–	$–	18,652,640	$1,707	$5,600,349	$–	$(7,526,212)	$(1,924,156)
Shares issued for cash	–	–	3,300,000	330	649,670	100,000	–	750,000
Shares issued for services	–	–	–	–	–	–	–	–
Net income (loss)	–	–	–	–	–	–	(1,820,647)	(1,820,647)
BALANCE AT SEPTEMBER 30, 2020	–	$–	21,952,640	$2,037	$6,250,019	$100,000	$(9,346,859)	$(2,994,803)
BALANCE AT DECEMBER 31, 2020	–	$–	25,178,840	$2,519	$8,954,985	$–	$(14,100,846)	$(5,143,342)
Retroactive application of recapitalization	8,000	1	1,589,400	–	(298,062)	–	–	(298,061)
Shares issued for cash	–	–	2,436,500	244	2,436,256	471,000	–	2,907,500
Shares issued for services	–	–	770,000	77	769,923	–	–	770,000
Net income (loss)	–	–	–	–	–	–	(1,950,081)	(1,950,081)
BALANCE AT MARCH 31, 2021	8,000	$1	29,974,740	$2,839	$11,863,102	$471,000	$(16,050,927)	$(3,713,985)
Shares issued for cash	–	–	1,281,664	128	1,922,368	(388,500)	–	1,533,996
Shares issued for services	–	–	690,000	69	1,034,931	–	–	1,035,000
Warrants issued for services	–	–	–	–	676,892	–	–	676,892
Shares issued through conversion of debt	–	–	694,000	69	1,040,931	–	–	1,041,000
Net income (loss)	–	–	–	–	–	–	(2,713,235)	(2,713,235)
BALANCE AT JUNE 30, 2021	8,000	$1	32,640,404	$3,106	$16,538,223	$82,500	$(18,764,162)	$(2,140,332)
Shares issued for cash	–	–	1,705,329	171	2,557,828	1,294,500	–	3,852,499
Shares issued for services	–	–	405,000	41	607,460	–	–	607,500
Warrants issued for services	–	–	–	–	2,301,879	–	–	2,301,879
Stock based compensation	–	–	–	–	1,897,585	–	–	1,897,585
Net income (loss)	–	–	–	–	–	–	(5,946,356)	(5,946,356)
BALANCE AT SEPTEMBER 30, 2021	8,000	$1	34,750,733	$3,317	$23,902,975	$1,377,000	$(24,710,518)	$572,774

The accompanying notes are an integral part of the consolidated financial statements.

F-3

COEPTIS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 30, 2021	September 30, 2020
OPERATING ACTIVITIES
Net income (loss)	$(10,609,672)	$(4,388,244)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	1,214	1,444
Forgiveness of debt	(77,500)	–
Interest paid	–	–
Shares issued for non-employee services	2,412,500	333,920
Warrants issued for services	2,978,771	–
Stock based compensation	1,897,585	–
Shares issued for conversion of debt	1,041,000	–
(Increase) decrease in:
Accounts receivable	(4,516)	(14,907)
Inventories	–	(1,014,659)
Right of use asset/liability	(988)	1,945
Increase (decrease) in:
Accounts payable	(340,621)	1,916,183
Accrued expenses	(578,335)	112,806
Deferred revenue	(1,000,000)	500,000
NET CASH USED IN OPERATING ACTIVITIES	(4,280,561)	(2,551,512)

INVESTING ACTIVITIES
Purchase of license right	(4,804,167)	–
Purchase of property and equipment	–	–
NET CASH USED IN INVESTING ACTIVITIES	(4,804,167)	–

FINANCING ACTIVITIES
Proceeds from notes payable	4,827,595	1,227,500
Proceeds from notes payable, related parties	–	604,000
Repayment of notes payable	(527,905)	–
Repayment of notes payable, related parties	(604,000)	–
Shares from merger transaction	(298,061)	–
Shares issued for cash	6,916,994	650,000
Cash received for stock subscription	1,377,000	100,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	11,691,623	2,581,500
NET INCREASE IN CASH	2,606,897	29,988
CASH AT BEGINNING OF PERIOD	202,965	440,088
CASH AT END OF PERIOD	$2,809,861	$470,076

SUPPLEMENTAL DISCLOSURES
Interest paid	$–	$–
Taxes paid (refunded)	$–	$–

The accompanying notes are an integral part of the consolidated financial statements.

F-4

COEPTIS THERAPEUTICS, INC.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business – Coeptis Pharmaceuticals, LLC (LLC) was formed in July 12, 2017 as a Pennsylvania multi-member limited liability company. On December 1, 2018, the members of LLC contributed their interest to a newly formed corporation, Coeptis Pharmaceuticals, Inc (“Coeptis”). As of December 1, 2018, the LLC became a disregarded single-member limited liability company which is wholly owned by the newly formed corporation. On February 12, 2021, Vinings Holdings, Inc., a Delaware corporation (“Vinings”), merged (the “Merger”) with and into Coeptis Pharmaceuticals, Inc. On July 12, 2021, the company has legally changed its name from Vinings Holdings, Inc. to Coeptis Therapeutics, Inc. Coeptis was the surviving corporation of that Merger. As a result of the Merger, Vinings acquired the business of Coeptis and will continue the existing business operations of Coeptis as a wholly owned subsidiary. The Merger was treated as a recapitalization of the Company for financial accounting purposes. The historical financial statements of Vinings before the Merger were replaced with the historical financial statements of Coeptis before the Merger in all future filings with the Securities and Exchange Commission (the “SEC”).

The Company is located in Wexford, PA, and engages primarily in the acquisition, development, and commercialization of pharmaceutical products.

Basis of Presentation - The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles in the United States of America for complete financial statements. In the opinion of the Company’s management, any adjustments contained in the accompanying unaudited consolidated financial statements are of a normal recurring nature, and are necessary to fairly present the financial position of the Company as of September 30, 2021, along with its results of operations for the three and nine month periods ended September 30, 2021 and 2020 and cash flows for the nine-month periods ended September 30, 2021 and 2020. Interim financial statements are prepared on a basis consistent with the Company’s annual financial statements and should be read in conjunction with our Annual Report on Form 10-KT for the fiscal year ended December 31, 2020. Results of operations for the nine-month period ended September 30, 2021, are not necessarily indicative of the operating results that may be expected for the full year ending December 31, 2021.

As a result of the Merger, the financial statements included in this report reflect (1) the historical operating results of Coeptis prior to the Merger; (2) the combined results of the Company and Coeptis following the closing of the Merger; (3) the assets and liabilities of Coeptis at their historical cost; and (4) the Company’s equity structure for all periods presented.

Risks and Uncertainties - In late 2019, an outbreak of a novel strain of the Coronavirus 2019 Disease (COVID-19) was identified and infections have been found in a number of countries around the world, including the United States. COVID-19 and its impact on trade including customer demand, travel, employee productivity, supply chain, and other economic activities has had, and may continue to have, a potentially significant effect on financial markets and business activity. The extent of the impact of COVID-19 on the Company’s operational and financial performance is currently uncertain and cannot be predicted.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company’s significant accounting policies are described in Note 2 “Summary of Significant Accounting Policies,” in the Company’s Annual Report on Form 10-KT filed with the U.S. Securities and Exchange Commission (“SEC”) on May 11, 2021. There have been no material changes to the significant accounting policies during the period ended September 30, 2021, except for items mentioned below.

Principles of Consolidation – The accompanying unaudited condensed consolidated financial statements include the accounts of Coeptis Therapeutics Inc., Coeptis Pharmaceuticals, Inc. and its wholly-owned subsidiary, Coeptis Pharmaceuticals, LLC. All material intercompany accounts, balances and transactions have been eliminated.

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-5

Accounting for non-employee share-based payments – The Company may from time to time issue share based compensation to non-employees in exchange for services provided. The Company measures the fair value of these awards using the fair value of the services provided or the fair value of the awards granted. The fair value of the awards is recognized on a straight-line basis as services are rendered. The share-based payments related to equity instruments for the settlement of services provided by non-employees is recorded on the statement of operations in the same manner and charged to the same account as if such settlements had been made in cash. Warrants that provide the option to purchase common stock are accounted for in accordance with ASC 718-10-35-1D, where the total cost of the compensation is based on the number of instruments for which a service has been rendered, and recognized over the period that the service is performed. To determine the amount of compensation cost to be recognized in each period, the Company shall recognize the effect of forfeitures in compensation cost when they occur. Previously recognized compensation cost shall be reversed in the period that the award is forfeited.

Adoption of New Accounting Pronouncements – In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. ASU 2019-12 simplifies the accounting for income taxes by removing certain exceptions to the general principals in Topic 740. The amendments also improve consistent application of and simplify generally accepted accounting principles (GAAP) for other areas of Topic 740 by clarifying and amending the existing guidance. For public business entities, the guidance is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2020. Early adoption is permitted, including adoption in any interim period. The adoption of this standard, effective January 1, 2021, did not have a material impact on these financial statements.

During the nine months ended September 30, 2021, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

NOTE 3 – LICENSE RIGHT

In 2019, the Company entered into an agreement with a foreign entity to market, distribute, and sell the Consensi product (Product) on an exclusive basis within the United States and Puerto Rico. Upon execution of the Agreement the Company paid $1,000,000 to the foreign entity. Milestone payments were due as follows; (1) $1,500,000 upon completion of the CMC Plan as reimbursements of costs incurred by the foreign entity, (2) $1,000,000 was due upon first commercial sale of the Product which occurred in June 2020. Milestones were not met during nine months ended September 30, 2021 and 2020.

During the fourth quarter of 2020, the Company determined that there was a reduction of the useful life of the asset, resulting in a full impairment of the asset. The carrying value of the license right at September 30, 2021 and December 31, 2020 was $0. Amortization expenses total $0 and $0 for the nine months ended September 30, 2021 and 2020, respectively.

In September of 2021, the Company executed a license termination agreement with the foreign entity to cease all efforts for sales and promotion of the product in the United States and Puerto Rico. The termination included issuance of $1,500,000 of convertible debt due in 2023 to satisfy amounts owed for the license, issue of warrants (See NOTE 5) and transfer of inventory ownership back to the foreign entity. In conjunction with this termination, the Company also terminated its marketing agreement with a third party for the Product’s sales and promotion.

On May 6, 2021, the Company made initial payments under two definitive agreements. The two definitive option purchase agreements are with VyGen-Bio, Inc. (“Vy-Gen”), pursuant to which the Company has the exclusive option to acquire co-development rights with respect to two Vy-Gen product candidates. The Company paid a total of $750,000 to acquire the two exclusive options. On August 15, 2021, the Company entered into amendments to each of the two definitive option purchase agreements, in connection with such amendments the Company delivered promissory notes aggregating $3,250,000 with maturity dates of December 31, 2021. In connection with the two amendments the Company plans to pay a cash payment of $1,000,000, and thereby the Company will be deemed to have exercised the two options. In the event that the promissory notes are timely paid by December 31, 2021, the Company will maintain its 50% ownership interest in the two Vy-Gen product candidates, and if the promissory notes are not timely paid by December 31, 2021 the Company’s ownership interest in such assets will automatically be reduced to 20%, in which case the two promissory notes will be automatically cancelled and will no longer be due or payable.

F-6

NOTE 4 – LONG-TERM DEBT

The Company entered into a note payable agreement with an unrelated company with a conversion option. The principal amount of $200,000, which is unsecured, together with interest at 9% was due June 15, 2020. In lieu of cash repayment, the outstanding principal amount of the note, plus all accrued unpaid interest may be converted at the option of the party, in whole or in part, into shares of Common Stock. As of the December 31, 2020, the note had a balance of $200,000. The note and accrued interest were paid in full in the first quarter of 2021.

In January 2020, the Company entered into a Senior Secured Note agreement with an unrelated party. The principal amount of $500,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. The balance of the note is $500,000 as of September 30, 2021 and December 31, 2020. This debt is currently in default.

In January 2020, the Company entered into a Senior Secured Note agreement with a related party stockholder. The principal amount of $250,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. This debt was converted to equity in June 2021. The balance of the note was $0 and $250,000 as of September 30, 2021 and December 31, 2020, respectively.

In January 2020, the Company entered into another Senior Secured Note agreement with a stockholder. The principal amount of $250,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. This debt was converted to equity in June 2021. The balance of the note is $0 and $250,000 as of September 30, 2021 and December 31, 2020, respectively.

In January 2020, the Company entered into a Senior Secured Note agreement with an unrelated party. The principal amount of $333,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. This debt was converted to equity in June 2021. The balance of the note was $0 and $333,000 as of September 30, 2021 and December 31, 2020, respectively.

In January 2020, the Company entered into a Senior Secured Note agreement with an unrelated party. The principal amount of $167,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. The balance of the note is $167,000 as of September 30, 2021 and December 31, 2020. This debt is currently in default.

In September 2020, the Company entered a non-interest bearing, unsecured note agreement with two shareholders for $104,000 with an unspecified due date. The note was converted to equity in June 2021. The balance was $0 and $104,000 as of September 30, 2021 and December 31, 2020.

In September 2021, as part of a termination of license agreement with Purple BioTech, the Company issued a convertible note in the principle amount of $1,500,000 that is payable on or before February 2023, bearing interest of 5% per annum and convertible in whole or in part at any time by Purple BioTech into shares of Coeptis’ common stock. The conversion price is $5 per share of common stock, subject to certain adjustments under such terms and conditions as agreed between the parties. Coeptis may prepay the principal amount of the Note plus accrued and unpaid interest at any time, prior to the Maturity Date. Inventory, which has been fully written-off on the Company’s balance sheet, will be transferred back to Purple at Purple’s cost.

Interest accrued on the related party notes at September 30, 2021 and December 31,2020 was $0 and $40,000, respectively.

Loans under the CARES Act -- On May 6, 2020, the Company received loan proceeds in the amount of approximately $77,500 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period. In February 2021, an additional $77,595 was received by the Company under the second round of PPP (“PPP2”). The Company has used the proceeds for purposes consistent with its intended use. The initial loan was forgiven in the amount of $77,500 in principal and $893.40 in interest on June 25, 2021. The Company applied for PPP2 loan forgiveness in September 2021 and received full forgiveness in October 2021. As of September 30, 2021, and December 31, 2020, the balance of the notes totaled $77,595 and $77,500, respectively.

F-7

On July 8, 2020 the Company received a loan of $150,000 from the from the United States Small Business Administration (the “SBA”) under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. Proceeds are intended to be used for working capital purposes. Interest on the EIDL Loan accrues at the rate of 3.75% per annum and installment payments, including principal and interest, are due monthly beginning July 2022 in the amount of $731. The balance of principal and interest is payable thirty years from the date of the promissory note. The balance of the loan is $150,000, as of September 30, 2021 and December 31, 2020.

Maturities of long-term debt for the quarter ended September 30, 2021 are as follows:

2022	–
2023	1,502,001
2024	5,279
2025	8,682
Thereafter	134,038
Total long-term debt	$1,650,000

NOTE 5 – CAPITAL STRUCTURE

The total number of shares of stock which the corporation shall have authority to issue is 760,000,000 shares, of which 750,000,000 shares of $0.0001 par value shall be designated as Common Stock and 10,000,000 shares of $0.0001 shall be designated as Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

Common Stock - As of September 30, 2021 the Company had 34,750,733 shares of its common stock issued and outstanding, and on September 30, 2020 the Company had 21,952,640 shares of its common stock issued and outstanding. All references to the common shares outstanding have been retroactively adjusted to reflect the stock splits unless stated otherwise.

In 2021 and 2020, the Company raised capital by issuance of common stock above the stated par value. The contributed capital recognized as additional paid in capital during the nine months ended September 30, 2021 and 2020 was $13,064,256 and $5,952,069 respectively. During the nine months ended September 30, 2021 and 2020, there were $0 in capital distributions.

Series A Preferred Stock - As of April 30, 2019, the Series A Preferred Stock had been canceled, and no shares remain outstanding. The rights and privileges of future issuances of the Series A Preferred stock will be determined at such time if and when they are issued. As of September 30, 2021, there were 0 shares of Series A Preferred outstanding.

Series B Convertible Preferred Stock - The Company designated 2,000,000 shares of Series B Convertible Preferred Stock with a par value of $0.0001 per share. Initially, there will be no dividends due or payable on the Series B Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

All shares of the Series B Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series B Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

F-8

The Series B Preferred shall have no liquidation preference over any other class of stock.

Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to equal to one thousand (1,000) Common Shares. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each holder of shares of Series B Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series B Preferred Stock into a 1,000 of fully paid and nonassessable shares of Common Stock; provided, however, that any Optional Conversion must involve the issuance of at least 100 shares of Common Stock.

In the event of a reverse split, the conversion ratio shall not be changed. However, in the event a forward split shall occur then the conversion ratio shall be modified to be increased by the same ratio as the forward split.

The Company has evaluated the Series B Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 did not apply as of September 30, 2021. The Company has evaluated the Series B Preferred Stock in accordance with FASB ASC Subtopic 47020 and has determined that there is no beneficial conversion feature that must be accounted for as of September 30, 2021.

As of September 30, 2021, there were 8,000 shares of Series B Preferred outstanding.

Common Stock Warrants - On November 23, 2020, the Company issued a class A and a class B warrant to Coral Investment Partners, LP (“CIP”), with each warrant granting CIP the right to purchase 500,000 shares of common stock at a price of $2 for Class A or $5 for Class B. The warrants expire on November 30, 2023. The warrants also contain a cashless exercise provision and contained anti-dilution provisions. The warrants remain outstanding as of September 30, 2021. Subsequent to the quarter end, the Company was notified by the warrant holder that they intend to exercise its right to purchase shares of the Company under these warrants. SEE NOTE 10.

On May 28, 2021, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 500,000 shares of common stock at a price of $1 per share, 500,000 shares at $2 per share, and 500,000 at $5 per share. The warrants expire on June 1, 2026. All warrants were outstanding on September 30, 2021.

On July 30th, 2021, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 200,000 shares of common stock at a price of $1 per share, 100,000 shares at $2 per share, and 100,000 at $5 per share. The warrants expire on July 26, 2026. All warrants were outstanding on September 30, 2021.

On September 22, 2021, the Company issued a warrant in conjunction with the termination of the license right (see Note 3) with Purple Biotech, granting Purple Biotech the right to purchase 300,000 shares of common stock at $5 per share, subject to certain adjustments. During the three and nine months ending September 30, 2021, the Company recorded $1,897,585 as general and administrative expense in condensed consolidated statement of operations upon immediate vesting of the Warrant. The warrant was valued using the Black-Scholes option pricing model using the following assumptions: 1) exercise price of $5.00 per share, 2) fair value of $6.50 per share, 3) discount rate of 0.48%, 3) dividend rate of 0%, and 4) a term of 3 years.

NOTE 6 – ASSET PURCHASE AGREEMENT

On June 18, 2019, the Company entered into an Asset Purchase Agreement with ANI Pharmaceuticals, Inc. (ANI) for the sale of certain intellectual property and materials related to the research and development related to potential ANDA candidates. The Company recognized revenue of approximately $2,300,000 related to the Asset Purchase Agreement in the year ended December 31, 2019.

In addition to the original purchase price, the Company is due an additional $2,000,000 with respect to the Product that is Vigabatrin 500mg tablets (tablets) as follows; (A) $250,000 within 30 days following the completion of all bioequivalence studies related to tablets, (B) $250,000 within 45 days of the first date on which annual gross profit from the sale of tablets reaches $1,000,000 in a calendar year, (C) $500,000 within 45 days of the first date on which annual gross profit from the sale of tablets reaches $5,000,000 in a calendar year, (D) $1,000,000 within 45 days of the first date on which annual gross profit from the sale of tablets reaches $10,000,000 in a calendar year. As of nine months ended September 30, 2021 and 2020, and through this date, none of these milestones have occurred. Because collection of these milestone payments is not reasonably assured, we have not recorded any revenues in the accompanying financial statements.

F-9

Also, the Company is due an additional $1,750,000 with respect to the Product that is Vigabatrin 500mg powder for Oral Solution (powder) as follows; (A) $250,000 within 45 days of the first date on which annual gross profit from the sale of powder reaches $1,000,000 in a calendar year, (B) $500,000 within 45 days of the first date on which annual gross profit from the sale of powder reaches $5,000,000 in a calendar year, (C) $1,000,000 within 45 days of the first date on which annual gross profit from the sale of powder reaches $10,000,000 in a calendar year. As of nine months ended September 30, 2021 and 2020, and through this date, none of these milestones have occurred. Because collection of these milestone payments is not reasonably assured, we have not recorded any revenues in the accompanying financial statements.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Leases - The Company leases office space under an operating lease commencing December 1, 2017 through November 30, 2019 and a first lease extensions commending December 1, 2019 through May 31, 2020. The second lease extension extends the lease for twenty-four months, beginning on June 1, 2020 and ending on May 31, 2022. The monthly rent is $3,750. On January 1, 2019, the Company adopted ASC Topic 842, Leases, requiring this lease to be recorded as an asset and corresponding liability on its consolidated balance sheet. The Company records rent expense associated with this lease on the straight-line basis in conjunction with the terms of the underlying lease. During the nine months ended September 30, 2021 and 2020, rental expense totaled $33,750 and $32,250 respectively.

Future minimum rental payments required under the lease are as follows:

2021 (remaining 3 months)	$11,250
2022	18,750

Legal Matters – The company is currently not a defendant in any litigation or threatened litigation that could have a material effect on the company’s financial statements.

Royalty Obligations - In connection with the product licensing agreement discussed in Note 3, the Company owes a minimum royalty payment of $1,000,000 following the first year of product sales. A minimum royalty amount is also due in subsequent years.

Royalty Advances - In the nine months ended September 30, 2021 and 2020, the Company received royalty advances on future product sales of $0 and $250,000, respectively, from its pharmaceutical marketing partner. Interest is due on this advance and will continue to accrue at the rate of 10% until the payment is fully recouped from royalties.

Minimum Payment Obligation – In connection with a supply agreement with Coeptis’ drug product distributor related to Consensi, an amendment was entered into which (i) removes the requirement of a minimum payment obligation from such product distributor to Coeptis in regard to the sale of Consensi and (ii) clarifies that the upfront payment that was made from the product distributor to Coeptis may only be recouped by the product distributor through an offset against royalty payments that may otherwise become payable to Coeptis under the supply agreement.

NOTE 8 - 401(k) PROFIT-SHARING PLAN

The Company sponsors a qualified profit-sharing plan with a 401(k) feature that covers all eligible employees. Participation in the 401(k) feature of the plan is voluntary. Participating employees may defer up to 100% of their compensation up to the maximum prescribed by the Internal Revenue Code. The plan permits for employee elective deferrals but has no contribution requirements for the Company. During the nine months ended September 30, 2021 and 2020, no employer contributions were made, and as of September 30, 2021 contributions to the plan will no longer be accepted as the plan is no longer active.

NOTE 9 – INCOME TAXES

For the nine months ended September 30, 2021 and 2020, respectively, no income tax expense or benefit was recognized. The Company’s deferred tax assets are comprised primarily of net operating loss carryforwards. The Company maintains a full valuation allowance on its deferred tax assets since it has not yet achieved sustained profitable operations. As a result, the Company has not recorded any income tax benefit since its inception.

NOTE 10 – SUBSEQUENT EVENT

On October 1, 2021, the Company entered into an agreement with a Shareholder to surrender shares of Common Stock in exchange for the settlement of debt owed.

On October 20, 2021, the Company was notified by the Class A and Class B warrant holder that it is exercising its right to purchase shares of the company under its warrants.

F-10

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

Vinings Holdings, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Vinings Holdings, Inc. and Subsidiaries (the “Company”) as of December 31, 2020 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the period March 1, 2020 through December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position for the Company as of December 31, 2020, and the results of its operations and its cash flows for the period March 1, 2020 through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations since inception and has insufficient working capital to fund future operations both of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Turner, Stone & Company, LLP

Dallas, Texas

May 10, 2021

We have served as the Company’s auditor since 2020

F-11

Vinings Holdings, Inc.

(formerly Naerodynamics Inc.)

Consolidated Balance Sheets

		(unaudited)
	December 31,	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$6,355	$20,000
Other receivable	–	–
Total assets	$6,355	$20,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$–	$–
Accrued interest -related party	6,044	150
Loans payable-related party	45,000	20,000
Total current liabilities	51,044	20,150
Total liabilities	51,044	20,150

Commitments and contingencies (Note 6)

Stockholders' Equity (Deficit):
Series B Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, 8,000 and -0- shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	1	–
Common stock, $0.0001 par value, 750,000,000 shares authorized; 1,708,800 shares and 1,588,800 issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	171	159
Additional paid-in capital	545,528	(159)
Retained earnings equity (deficit)	(590,389)	(150)
Total stockholders' equity (deficit)	(44,689)	(150)
Total liabilities and stockholders' equity (deficit)	$6,355	$20,000

The accompanying notes are an integral part of the consolidated financial statements.

F-12

Vinings Holdings, Inc.

(formerly Naerodynamics Inc.)

Consolidated Statements of Operations

	Ten months ended	(unaudited) From inception on April 30, 2019 through
	December 31, 2020	December 31, 2019

Operating expenses:
Professional fees	$16,729	$–
General and administrative expense -related party	549,405	$–
General and administrative	544	$99
Total operating expenses	566,678	99
Income loss from operations	(566,678)	(99)
Other (expense)
Interest (expense) -related party	(5,306)	(150)
Gain (loss) on divestitures of subsidiaries	(5,000)	99
Total other income (expense)	(10,306)	(51)
Net loss	$(576,984)	$(150)

Basic and diluted earnings (loss) per common share	$(0.36)	$(0.00)

Weighted-average number of common shares outstanding:
Basic and diluted	1,609,498	1,588,800

The accompanying notes are an integral part of the consolidated financial statements.

F-13

Vining Holdings, Inc.
(formerly Naerodynamics, Inc.)

Consolidated Statements in Stockholders' Equity (Deficit)

			Preferred			Additional		Total
	Common Stock		Stock Series B		Subscription	Paid-in	Retained	Stockholders'
	Shares	Value	Shares	Value	Receivable	Capital	Earnings	Equity

Balance, April 30, 2019 (inception)	1,588,800	159	2,000,000	200	(1,901)	1,641	(99)	–

Net income (loss)	–	–	–	–	–	–	(51)	(51)

Proceeds from subscription receivable	–	–	–	–	1,901	–	–	1,901

Cancellation of preferred shares			(2,000,000)	(200)	–	(1,800)	–	(2,000)

Balance, December 31, 2019	1,588,800	$159	–	$–	$–	$(159)	$(150)	$(150)

Balance, February 29, 2020	1,588,800	$159	–	–	–	$(159)	$(13,405)	$(13,405)

Issuance of preferred shares to stockholder in exchange for services	–	–	8,000	1	–	479,999	–	480,000

Purchase of common stock in private placement	70,000	7	–	–	–	693	–	700

Shares issued upon divestiture of subsidiary	50,000	5	–	–	–	4,995	–	5,000

Issuance of warrants to stockholder in exchange for services	–	–	–	–	–	60,000	–	60,000
	–	–	–	–	–		–
Net income (loss)	–	–	–	–	–	–	(576,984)	(576,984)

Balance, December 31, 2020	1,708,800	171	8,000	1		$545,528	$(590,389)	$(44,689)

The accompanying notes are an integral part of the consolidated financial statements.

F-14

Vinings Holdings, Inc.

(formerly Naerodynamics Inc.)

Consolidated Statements of Cash Flows

	Ten months ended	(unaudited) From inception on April 30, 2019 through
	December 31, 2020	December 31, 2019

Cash flows from operating activities of continuing operations:
Net loss	$(576,984)	$(150)
Loss on divestiture of subsidiary	5,000	–
Stock-based compensation	540,000	–

Changes in operating assets and liabilities:
Accounts payable	(1,813)	–
Accrued interest -related party	5,306	150
Net cash provided by (used in) operating activities	(28,491)	–

Cash flows from financing activities:
Proceeds from the private placement of common and preferred stock	700	–
Related party loan	25,000	20,000
Net cash provided by (used in) financing activities	25,700	20,000

Net increase (decrease) in cash and cash equivalents	$(2,791)	$20,000
Cash and cash equivalents at beginning of period	9,146	–
Cash and cash equivalents at end of period	$6,355	$20,000

Supplemental disclosure of cash flow information:
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

Supplemental disclosure of non-cash investing and financing activities:

Cancellation of Preferred shares	$–	$2,000
Issuance of preferred shares in exchange for services	480,000	–
Issuance of warrants in exchange for services	60,000	–
Shares issued in divestiture of subsidiary	5,000	–

The accompanying notes are an integral part of the consolidated financial statements.

F-15

VININGS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019 (unaudited)

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business – Vinings Holdings, Inc. (“Vinings”, or the “Company”) formerly known as Naerodynamics, Inc. is a Delaware corporation.

We were originally incorporated in the State of Colorado in 1996 under the name Nelx Marketing Inc., and then changed our name to Mind 2 Market, Inc. (1996), then to Health Partnership, Inc. (2005), then to Naerodynamics, Inc. (2008). On April 30, 2019, the Company executed a reverse merger with PowerTech Bit, Inc. a Colorado corporation whose principal line of business was selling Bitcoin Mining Equipment on its website www.powertechbit.com. Under the terms of the Agreement, the Company acquired 100% of PowerTech Bit, Inc, in exchange for 2,000,000 shares of Naerodynamics Series B Preferred Stock. Additionally, 758,750 (151,750,000 pre-split) shares of common stock were transferred to Tatiana Shishova from Matt Billington, effecting a change in control, and no additional common shares were issued. Immediately prior to and after the reverse merger, there were 1,588,800 (249,038,025 pre-split) common shares outstanding, and 0 of Series A Preferred shares outstanding, and Matt Billington was the sole officer/director. After the reverse merger, the Company had 2,000,000 shares of Series B Preferred shares.

On July 23, 2019, the Company divested its PowerTech Bit, Inc. subsidiary and all of its assets to original Sellers of PowerTech Bit, in return for PowerTech Bit’s assumption of all liabilities incurred between May 1, 2019, and July 23, 2019, and the return of the 2,000,000 shares of Series B. The Company recorded a gain of $99 on the divestiture.

Naerodynamics was re-domiciled in the state of Delaware on January 30th, 2020 under a Delaware Holding Company Reorganization with an effective date of February 28th, 2020.  The surviving company was named Vinings Holdings, Inc.

On February 12, 2021, Vinings Holdings, Inc. (“Vinings”) acquired Coeptis Pharmaceuticals, Inc. (“Coeptis”) in an all-stock transaction. The acquisition of Coeptis was accomplished through a reverse merger of Vining’s wholly-owned subsidiary Coeptis Merger Sub, Inc. with and into Coeptis, with Coeptis determined to be the accounting acquirer of Vinings. Simultaneously with the closing of the Merger, all of the issued and outstanding shares of Coeptis common stock converted, on a 1 for 1 basis, into shares of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”). As of the closing of the Merger there were no Coeptis options or warrants outstanding to purchase shares of Coeptis common stock.

As a result, Vinings has undergone a change in its fiscal year end from February 28 to December 31, in order to align our financial statements with that of Coeptis, the accounting surviving entity. These financials include our audited consolidated financial statements as at and for the ten months ended December 31, 2020. These financial statements also include unaudited financial statements, for the comparable prior period, as of and for the ten-month period ended December 31, 2019. The Company will continue the existing operations of Coeptis, which will include the development and/or acquisition of pharmaceutical products which offer improvements to current therapies thereby improving patient outcomes. The product portfolio currently consists of two approved drugs and two clinical-stage drug candidates.

F-16

VININGS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019 (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant Accounting Policies

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Significant accounting policies are as follows:

The consolidated financial statements include the accounts of Vinings Holdings and its subsidiaries, referred to above. All material intercompany accounts, balances, and transactions have been eliminated in the consolidation.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets, and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates. The Company's most significant estimates relate to estimating the fair value of common shares issued in exchange for services.

Reverse Stock Split

On May 20, 2020, the shareholders of the Company approved a reverse-split of our common shares as follows:

•	A 1 for 40,000 reverse-split of the Company’s shares, followed immediately by

•	All fractional shares were rounded upwards to the nearest whole share, followed immediately by;

•	A 200 for 1 forward stock split

The net effect of these actions was a 1 for 200 reverse-split of the Company’s common shares, with no shareholder being reduced below 200 shares. All shareholders who prior to the reverse-split had 40,000 shares or less of the pre-split shares received 200 of the new, post-split shares.

As of December 31, 2020, the Company had 1,708,800 post-split shares of its common stock issued and outstanding, and on December 31, 2019 the Company had 1,588,800 (249,038,025 pre-split) shares of its common stock issued and outstanding.

All references to the common shares outstanding have been retroactively adjusted to reflect the stock splits unless stated otherwise.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

F-17

VININGS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019 (unaudited)

Income Taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of Accounting Standards Codification (“ASC”) 740, Income Taxes ("ASC 740"), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the U.S. federal as our "major" tax jurisdictions. However, we have certain tax attribute carryforwards which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

Basic and Diluted Loss Per Share

Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be anti-dilutive.

Stock-Based Compensation

We periodically issue stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. We account for stock option and warrant grants issued and vesting to employees based on ASC Topic 718, Compensation-Stock Compensation, whereas the award is measured at its fair value at the date of grant and is amortized ratably over the service period. We account for stock option and warrant grants issued and vesting to non-employees in accordance with ASC Topic 505, Equity, whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, accounts payable and accrued expenses, and debt. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

The Company adopted ASC Topic 820, Fair Value Measurements ("ASC 820"), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity-specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

F-18

VININGS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019 (unaudited)

•	Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets; liabilities in active markets;

•	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active; or directly or indirectly including inputs in markets that are not considered to be active;

•	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement

Adoption of New Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)" ("ASU 2016-02"). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. The ASU will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company adopted this guidance on May 1, 2019 and it had no impact on the company’s operations as it currently leases no property.

In January 2016, the FASB issued ASU 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company adopted this guidance on May 1, 2019 and it had no impact on the company’s operations.

During the ten months ended December 31, 2020 and 2019, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

NOTE 3 – GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. As of December 31, 2020, the Company had not yet commenced any operations, has accumulated losses of $590,389 since its inception, and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. With the acquisition of Coeptis subsequent to year end, Coeptis’ operations have become the business of the Company.  The Company plans to obtain additional funds by equity financing and/or related party advances, however, there is no assurance of additional funding being available or on terms acceptable to the Company.

F-19

VININGS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019 (unaudited)

NOTE 4 – RELATED PARTY TRANSACTIONS

Through the period ended December 31, 2020, Coral Investment Partners, an entity 100% controlled by Erik Nelson, had extended the Company $45,000 in demand loans at an interest rate of 18%. The loans were due on demand and unsecured. Erik Nelson was the Chief Executive Officer of the Company's as well as its only Director until February 18, 2021 when a new board and executive management team was appointed in connection with the reverse merger (Note 1). As of December 31, 2020 and 2019, interest had accrued on this demand loan of $6,044 and $150, respectively. Subsequent to December 31, 2020, the loan and all accrued interest were repaid in full as part of the reverse merger.

During the ten months ended December 31, 2020, the Company issued to its Director 8,000 Series B Preferred shares for services, valued at $480,000, and warrants in exchange for services valued at $60,000 (Note 5).

Prior to the reverse merger, the Company’s office space did not require any physical office space.

NOTE 5 – STOCKHOLDERS’ EQUITY

The total number of shares of stock which the corporation shall have authority to issue is 760,000,000 shares, of which 750,000,000 shares of $.0001 par value shall be designated as Common Stock and 10,000,000 shares of $0.0001 shall be designated as Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

Common Stock

As of December 31, 2020 the Company had 1,708,800 post-split shares of its common stock issued and outstanding, and on December 31, 2019 the Company had 1,588,800 post-split shares of its common stock issued and outstanding. All references to the common shares outstanding have been retroactively adjusted to reflect the stock splits unless stated otherwise.

Series A Preferred Stock

As of April 30, 2019, the Series A Preferred Stock had been canceled, and no shares remain outstanding. The rights and privileges of future issuances of the Series A Preferred stock will be determined at such time if and when they are issued.

As of December 31, 2020 and 2019, there were 0 shares of Series A Preferred outstanding.

Series B Convertible Preferred Stock

The Company designated 2,000,000 shares of Series B Convertible Preferred Stock with a par value of $0.0001 per share.

Initially, there will be no dividends due or payable on the Series B Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

F-20

VININGS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019 (unaudited)

All shares of the Series B Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series B Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The Series B Preferred shall have no liquidation preference over any other class of stock.

Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to equal to one thousand (1,000) Common Shares. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each holder of shares of Series B Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series B Preferred Stock into a 1,000 of fully paid and nonassessable shares of Common Stock; provided, however, that any Optional Conversion must involve the issuance of at least 100 shares of Common Stock.

In the event of a reverse split, the conversion ratio shall not be changed. However, in the event a forward split shall occur then the conversion ratio shall be modified to be increased by the same ratio as the forward split.

The Company has evaluated the Series B Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 did not apply as of April 30, 2019.  The Company has evaluated the Series B Preferred Stock in accordance with FASB ASC Subtopic 47020 and has determined that there is no beneficial conversion feature that must be accounted for as of April 30, 2019.

As of December 31, 2020 and 2019, there were 8,000 and -0- shares of Series B Preferred outstanding.

Common Stock Warrants

On November 23, 2020, the Company issued a class A and a class B warrant to Coral Investment Partners, LP (“CIP”), with each warrant granting CIP the right to purchase 500,000 shares of common stock at a price of $2 for Class A or $5 for Class B. The warrants expire on November 30, 2023. The warrants also contain a cashless exercise provision and contained anti-dilution provisions.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Leases - The Company has no leases as of December 31, 2020.

Legal Matters – The company is currently not a defendant in any litigation or threatened litigation that could have a material effect on the company’s financial statements.

NOTE 7 – INCOME TAXES

Due to the historical operating losses, the inability to recognize an income tax benefit, and the failure to file tax returns for numerous years, there is no provision for current or deferred federal income taxes for the period from inception through the period ended December 31, 2020. As of December 31, 2020, the Company had an accumulated deficit of $590,389 however, the amount of that loss that could be carried forward to offset future taxes is indeterminable subject to the requirements of Internal Revenue Service Section 382 and related Regulations. Accordingly, the deferred tax asset benefit of approximately $124,000, determined at the current 21% federal corporate tax rate, has been fully off-set with a valuation reserve.

F-21

	2020	2019
Income tax benefit at statutory rate	$124,000	$32
Change in valuation allowance	(124,000)	(32)

Net deferred tax asset	$–	–

NOTE 8 – SUBSEQUENT EVENT

In early 2020, an outbreak of a novel strain of the Coronavirus 2019 Disease (COVID-19) was identified and infections have been found in a number of countries around the world, including the United States. COVID-19 and its impact on trade including customer demand, travel, employee productivity, supply chain, and other economic activities had had, and may continue to have, a potentially significant effect on financial markets and business activity. The extent of the impact of COVID-19 on the Company’s operational and financial performance is currently uncertain and cannot be predicted.

On December 31, 2020, the Company entered into an Agreement and Plan of Merger with Coeptis. On February 12, 2021, Vinings merged with and into Coeptis, through a reverse-merger, as previously described. As a result of the Merger, Vinings acquired the business of Coeptis and will continue the existing business operations of Coeptis as a wholly-owned subsidiary. Simultaneously with the Merger, on the Closing Date all of the issued and outstanding 28,385,340 shares of Coeptis common stock converted, on a 1 for 1 basis, into shares of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”). As of the Closing Date there were no Coeptis options or warrants outstanding to purchase shares of Coeptis common stock. See Note 1 for more information on the reverse merger.

Subsequent to year end and through May 10, 2021, the Company issued 3,530,500 shares of common stock, which resulted in cash payments to the company of $2,907,500.

On May 6, 2021, Coeptis Pharmaceuticals, Inc. (“Coeptis”) made initial payments under two definitive agreements. The two definitive option purchase agreements are with VyGen-Bio, Inc. (“Vy-Gen”), pursuant to which Coeptis has the exclusive option to acquire co-development rights with respect to two Vy-Gen product candidates. Coeptis paid a total of $750,000 to acquire the two exclusive options. The options are exercisable at any time until December 31, 2021 with the option exercise payments totaling an additional $1,250,000 to $5,750,000, depending on the timing of the exercise and if both options are exercised.

F-22

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

Coeptis Pharmaceuticals, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Coeptis Pharmaceuticals, Inc. and Subsidiaries (the “Company”) as of December 31, 2020 and 2019 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the two years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position for the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations since inception and has insufficient working capital to fund future operations both of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Turner, Stone & Company, LLP

Dallas, Texas

May 10, 2021

We have served as the Company’s auditor since 2019

F-23

COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31, 2020 and 2019

	2020	2019
ASSETS
CURRENT ASSETS
Cash	$202,965	$440,088
Accounts receivable	21,786	6,879
Inventories	–	–
TOTAL CURRENT ASSETS	224,751	446,967

PROPERTY AND EQUIPMENT
Furniture and fixtures	25,237	25,237
	25,237	25,237
Less: accumulated depreciation	9,730	7,805
	15,507	17,432
OTHER ASSETS
License right	–	1,000,000
Right of use asset, net of accumulated amortization	58,225	91,597
Other assets	2,000	2,000
	60,225	1,093,597
	$300,484	$1,557,996

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$1,623,840	$148,373
Accrued expenses	732,146
Notes payable, current portion	1,277,500	200,000
Notes payable, related parties, current portion	604,000	–
Right of use liability, current portion	41,618	35,512
Deferred revenue	1,000,000	500,000
TOTAL CURRENT LIABILITIES	5,279,104	883,885

LONG TERM LIABILITIES
Note payable	150,000	–
Right of use liability, non-current portion	14,723	52,585
	164,723	52,585

COMMITMENTS AND CONTINGENCIES (NOTE 7)

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $ .00001 par value, 500,000,000 shares authorized,
25,178,840 and 16,196,000 shares issued and outstanding, respectively	2,519	1,620
Additional paid-in capital	8,954,985	5,464,465
Common stock subscribed	–	100,000
Accumulated deficit	(14,100,846)	(4,944,559)
Total stockholders' equity (deficit)	(5,143,343)	621,526
Total liabilities and stockholders' equity (deficit)	$300,484	$1,557,996

F-24

COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2020 and 2019

	2020	2019
SALES
Consulting services	$14,561	$24,092
Sales	16,200	–
Total revenues	30,761	24,092
Cost of goods, including inventory obsolesence	964,217	–
Gross profit	(933,456)	24,092

COST OF OPERATIONS
Research and development	3,543	1,378,271
General and administrative expenses	5,769,604	3,053,288
Selling and marketing	6,608	–
Interest expense	148,192	9,533
	5,927,947	4,441,092

LOSS FROM OPERATIONS	(6,861,403)	(4,417,000)

OTHER INCOME (EXPENSE)

Royalties and licensing fees	(2,294,883)
Gain on sale of research and development	–	2,311,049
TOTAL OTHER INCOME (EXPENSE)	(2,294,883)	2,311,049

LOSS BEFORE INCOME TAXES	(9,156,287)	(2,105,951)

PROVISION FOR INCOME TAXES (BENEFIT)	–	–
NET LOSS	$(9,156,287)	$(2,105,951)

LOSS PER SHARE

Loss per share, basic and fully diluted	$(0.51)	$(0.14)

Weighted average number of common shares outstanding	18,089,441	15,261,075

F-25

COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

Years Ended December 31, 2020 and 2019

			ADDITIONAL	COMMON
	COMMON STOCK		PAID-IN	STOCK	ACCUMULATED	MEMBERS'
	SHARES	$$$	CAPITAL	SUBSCRIBED	DEFICIT	EQUITY	TOTAL

BALANCE AT DECEMBER 31, 2018	15,016,333	$1,502	$1,220,581	$–	$(2,838,608)	–	$(1,616,525)

Shares issued for cash	531,667	53	1,189,949	–	–	–	1,190,002

Shares issued for services	648,000	65	2,098,435	–	–	–	2,098,500

Common stock subscribed	–	–	–	100,000	–	–	100,000

Related party advances forgiven as contributed capital	–	–	955,500	–	–	–	955,500

Net income (loss)	–	–	–	–	(2,105,951)	–	(2,105,951)

BALANCE AT DECEMBER 31, 2019	16,196,000	1,620	5,464,465	100,000	(4,944,559)	–	621,526

Shares issued for cash	4,335,000	434	1,167,065	(100,000)	–	–	1,067,499

Shares issued for services	4,647,840	465	2,323,455	–	–		2,323,920
					–
Equity Investment				–		–	–

Net income (loss)	–	–	–	–	(9,156,287)	–	(9,156,287)

BALANCE AT DECEMBER 31, 2020	25,178,840	$2,519	$8,954,985	$–	$(14,100,846)	$–	$(5,143,343)

F-26

COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2020 and 2019

	2020	2019
OPERATING ACTIVITIES

Net income (loss)	$(9,156,287)	$(2,105,951)
Adjustments to reconcile net income (loss) to
net cash provided (used) by operating activities
Depreciation and amortization	323,428	34,984
Impairment loss of licensing right	708,333	–
Gain on sale of research and development	–	(2,311,049)
Shares issued for services	2,323,920	2,098,500
(Increase) decrease in:
Accounts receivable	(14,907)	(6,879)
Inventories	–	10,460
Right of use asset/liability	(27,322)	(35,967)
Increase (decrease) in:
Accounts payable	1,474,569	(1,749,711)
Accrued expenses	732,146
Deferred revenue	500,000	500,000
NET CASH USED IN OPERATING ACTIVITIES	(3,136,121)	(3,565,613)

INVESTING ACTIVITIES

Proceeds from research and development sale	–	2,311,049
Purchase of license right	–	(1,000,000)
Purchase of property and equipment	–	(35)
NET CASH PROVIDED BY INVESTING ACTIVITIES	–	1,311,014

FINANCING ACTIVITIES

Proceeds from notes payable	1,227,500	200,000
Proceeds from notes payable, related parties	854,000	–
Repayment of notes payable, related parties	(250,000)	–
Shares issued for cash	1,067,499	1,190,002
Cash received for stock subscriptions	–	100,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,898,999	1,490,002
NET DECREASE IN CASH	(237,123)	(764,597)
CASH AT BEGINNING OF YEAR	440,088	1,204,685
CASH AT END OF YEAR	$202,965	$440,088

SUPPLEMENTAL DISCLOSURES

Interest paid	$–	$–
Taxes paid (refunded)	$–	$–

NON-CASH INVESTING AND FINANCING ACTIVITIES

Related party advances forgiven as contributed capital	$–	$955,500

F-27

COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2020 and 2019

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business – Coeptis Pharmaceuticals, LLC (LLC) was formed in July 12, 2017 as a Pennsylvania multi-member limited liability company. On December 1, 2018, the members of LLC contributed their interest to a newly formed corporation, Coeptis Pharmaceuticals, Inc. As of December 1, 2018, the LLC became a disregarded single-member limited liability company which is wholly owned by the newly formed corporation.

Coeptis Pharmaceuticals, Inc. and Subsidiary (Company) located in Wexford, PA, engages primarily in the acquisition, development, and commercialization of pharmaceutical products.

Principles of Consolidation – The consolidated financial statements include the accounts of Coeptis Pharmaceuticals, Inc. and its wholly-owned subsidiary, Coeptis Pharmaceuticals, LLC. All material intercompany accounts, balances and transactions have been eliminated.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents – For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. At times, balances of cash and cash equivalents at financial banking institutions exceeded the federally insured limit of $250,000. The Company regularly monitors the financial condition of the institutions in which it has depository accounts and believes the risk of loss is minimal.

Inventory – Inventories consist primarily of finished goods that are packaged pharmaceutical products, as well as a small amount of raw materials used in the development of pharmaceutical drug products. Inventories are accounted for using the specific cost method. At December 31, 2020 and 2019, inventory in the amounts of $960,856 and $0 were fully impaired due to uncertainty about salability.

Property and Equipment – Fixed assets are stated at cost and depreciation is computed using the accelerated and straight-line method for financial statement purposes. Intangibles are being amortized using the straight-line method over estimated useful lives of between three and five years. For the year ended December 31, 2020 and 2019, depreciation expense totaled $1,925 and $2,517 respectively.

Research and Development – Research and development costs are expensed when incurred. During the year ended December 31, 2020 and 2019, research and development expenses totaled $3,543 and $1,378,271 respectively.

Impairment - The Company’s property and equipment are reviewed for possible impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. For the year ended December 31, 2020 and 2019, the Company has identified an impairment loss related to its license agreement totaling $708,333 and $0, respectively.

Income Taxes – Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to temporary differences between reporting of income and expenses for financial reporting purposes and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal income taxes.

Accounting Standards Codification (ASC) 740, Income Taxes, clarifies the accounting and reporting for uncertainties in income tax law within subtopic FASB ASC 740-10-25-5. The guidance prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. Management believes that there have been no uncertain tax positions taken during the years ended December 31, 2020 and 2019.

F-28

COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2020 and 2019

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Adoption of New Accounting Pronouncements – In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, (Topic 606). The ASU and all subsequently issued clarifying ASUs replaced most existing revenue recognition guidance in U.S. GAAP. The ASU also required expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted the new standard effective January 1, 2019, using the modified retrospective method.

As part of the adoption of the ASU, the Company elected to use the following transition practical expedients: (i) to reflect the aggregate of all contract modifications that occurred prior to the date of the initial application when identifying satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price; and (ii) to apply the standard only to contracts that are not completed at the initial date of application. Because contract modifications are minimal, there is not a significant impact as a result of electing these practical expedients.

The adoption of this ASU did not have a significant impact on the Company’s financial statements. The majority of the Company’s revenue arrangement generally consist of a single performance obligation to transfer promised goods or services. Based on the Company’s evaluation process and review of its contracts with customers, the timing and amount of revenue recognized previously is consistent with how revenue is recognized under the new standard. No changes were required to previously reported revenues as a result of the adoption.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) ("ASU 2016-02"). ASU 2016-02 requires all leases that have a term of over 12 months to be recognized on the balance sheet with the liability for lease payments and the corresponding right-of-use asset initially measured at the present value of amounts expected to be paid over the term. Recognition of the costs of these leases on the income statement will be dependent upon their classification as either an operating or a financing lease. Costs of an operating lease will continue to be recognized as a single operating expense on a straight-line basis over the lease term. Costs for a financing lease will be disaggregated and recognized as both an operating expense (for the amortization of the right-of-use asset) and interest expense (for interest on the lease liability). The ASU also requires new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases.

ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company adopted this standard as of January 1, 2019 and applied it on a modified retrospective basis to leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. As of year-ended December 31, 2020 and 2019 the Company had a right of use asset net of accumulated amortization of $58,225 and $91,597 respectively. Current right of use liabilities at December 31, 2020 and 2019 were $41,618 and $35,512, respectively, and long-term liabilities of $14,723 and 52,585 respectively. Please see Note 7 for further information.

During the years ended December 31, 2020 and 2019, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

Revenue Recognition – The Company derived its revenue in 2020 and 2019 primarily from consulting services, and in 2020 from sales of product. Revenues are recognized when services are provided to its customers or the product is sold, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services or goods. Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue. Incidental items that are immaterial in the context of the contract are recognized as expense. The amount received for consulting services for year ended December 31, 2020 and 2019 was $14,561 and $24,092 respectively. Revenues received in advance of the fulfillment of a performance obligation are deferred until the time such performance obligation is performed (Note 7).

F-29

COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2020 and 2019

Earnings Per Share – Basic earnings per share (or loss share), is computed by dividing the earnings (loss) for the period by the weighted average number of common stock shares outstanding for the period. Diluted earnings per share reflects potential dilution of securities by including other potentially issuable shares of common stock, including shares issuable upon conversion of convertible securities or exercise of outstanding stock options and warrants, in the weighted average number of common shares outstanding for the period. Therefore, because including shares issuable upon conversion of convertible securities and/or exercise of outstanding options and warrants would have an anti-dilutive effect on the loss per share, only the basic earnings (loss) per share is reported in the accompanying financial statements. The Company does not have any potentially dilutive securities.

Going Concern – The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of American (GAAP), which contemplate continuation of the Company as a going concern, which is dependent upon the Company’s ability to obtain sufficient financing or establish itself as a profitable business. As of the year ended December 31, 2020 and 2019, the Company had an accumulated deficit of $14,100,846 and $4,944,559 respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to operations include the sustained and aggressive developing and marketing of pharmaceutical products both domestically and abroad, and raising additional capital through sales of equity or debt securities as may be necessary to pursue its business plans and sustain operations until such time as the Company can achieve profitability. Management believes that aggressive marketing combined with additional financing as necessary will result in improved operations and cash flow. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations.

Fair Value of Financial Instruments - The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The methods and assumptions applied in determining the fair value of each class of financial assets and financial liabilities of the Company are disclosed in the respective accounting policies. The estimated fair value of cash, accounts receivable and accounts and note payable approximate their carrying amounts due to the short-term nature and comparable market terms of these instruments.

NOTE 3 – LICENSE RIGHT

In 2019, the Company entered into an agreement with a foreign entity to market, distribute, and sell the Consensi product (Product) on an exclusive basis within the United States and Puerto Rico. Upon execution of the Agreement the Company paid $1,000,000 to the foreign entity. Milestone payments were due as follows; (1) $1,500,000 upon completion of the CMC Plan as reimbursements of costs incurred by the foreign entity, (2) $1,000,000 was due upon first commercial sale of the Product which occurred in June 2020. Milestones were not met during the years ended December 31, 2020 and 2019. As of December 31, 2020, $500,000 of the remaining payment due for the first milestone above was still unpaid and reflected in ‘accounts payable’ in the accompanying consolidated balance sheet.

During the fourth quarter of 2020, the Company determined that the estimated life of the license right over which revenues could reasonably be expected to be earned was two years versus the 15-year term of the license agreement, resulting in an impairment charge of $708,333. The remaining carrying value of the license right is being amortized over a two-year period beginning in June of 2020. For the year ended December 31, 2020, amortization expense totaled $291,667.

NOTE 4 – LONG-TERM DEBT

During the year ended December 31, 2019, the Company entered into a note payable agreement with an unrelated company with a conversion option. The principal amount of $200,000, which is unsecured, together with interest at 9% was due June 15, 2020. In lieu of cash repayment, the outstanding principal amount of the note, plus all accrued unpaid interest may be converted at the option of the party, in whole or in part, into shares of Common Stock. The note was in default as of December 31, 2020, but was repaid, along with $21,000 of accrued interest, in full in the first quarter of 2021.

In January 2020, the Company entered into a Senior Secured Note agreement with an unrelated party. The principal amount of $500,000, which is secured by a security agreement, together with interest at 8% is due February 8, 2021. This debt is currently in default.

F-30

COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2020 and 2019

In January 2020, the Company entered into a Senior Secured Note agreement with a stockholder. The principal amount of $250,000, which is secured by a security agreement, together with interest at 8% is due February 8, 2021. This debt is currently in default. At December 31, 2020, accrued interest totaled $20,000.

In January 2020, the Company entered into another Senior Secured Note agreement with a stockholder. The principal amount of $250,000, which is secured by a security agreement, together with interest at 8% is due February 8, 2021. This debt is currently in default. At December 31, 2020, accrued interest totaled $20,000.

In January 2020, the Company entered into a Senior Secured Note agreement with an unrelated party. The principal amount of $333,000, which is secured by a security agreement, together with interest at 8% is due February 8, 2021. This debt is currently in default.

In January 2020, the Company entered into a Senior Secured Note agreement with an unrelated party. The principal amount of $167,000, which is secured by a security agreement, together with interest at 8% is due February 8, 2021. This debt is currently in default.

In September 2020, the Company entered a non-interest bearing, unsecured note agreement with two shareholders totaling $354,000 with an unspecified due date. During Q4 2020, $250,000 was repaid. These notes, totaling $104,000, are currently outstanding.

Loans under the CARES Act -- On May 6, 2020, the Company received loan proceeds in the amount of approximately $77,500 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period. The Company has used the proceeds for purposes consistent with its intended use. The Company has applied for forgiveness and believes that its use of the loan proceeds have met the conditions for forgiveness of the loan.

On July 8, 2020 the Company received a loan of $150,000 from the from the United States Small Business Administration (the “SBA”) under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. Proceeds are intended to be used for working capital purposes. Interest on the EIDL Loan accrues at the rate of 3.75% per annum and installment payments, including principal and interest, are due monthly beginning twelve months from the date of the EIDL Loan in the amount of $731. The balance of principal and interest is payable thirty years from the date of the promissory note.

Maturities of long term debt for the year ended December 31, are as follows:

2021	$–
2022	–
2023	2,001
2024	5,279
2025	8,682
Thereafter	134,039

NOTE 5 – CAPITAL STRUCTURE

The Company has one class of equity securities, those being its Common Stock. Each share is entitled to one vote in all matters in which shareholders may participate. In 2020 and 2019, the Company raised capital by issuance of common stock above the stated par value. The contributed capital recognized as additional paid in capital during the years ended December 31, 2020 and 2019, capital raise through shares issued for cash or services totaled $3,388,502 and $3,391,418 respectively.

F-31

COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2020 and 2019

NOTE 6 – ASSET PURCHASE AGREEMENT

On June 18, 2019, the Company entered into an Asset Purchase Agreement with ANI Pharmaceuticals, Inc. (ANI) for the sale of certain intellectual property and materials related to the research and development related to potential ANDA candidates. The Company recognized revenue of approximately $2,300,000 related to the Asset Purchase Agreement in the year ended December 31, 2019.

In addition to the original purchase price, the Company is due an additional $2,000,000 with respect to the Product that is Vigabatrin 500mg tablets (tablets) as follows; (A) $250,000 within 30 days following the completion of all bioequivalence studies related to tablets, (B) $250,000 within 45 days of the first date on which annual gross profit from the sale of tablets reaches $1,000,000 in a calendar year, (C) $500,000 within 45 days of the first date on which annual gross profit from the sale of tablets reaches $5,000,000 in a calendar year, (D) $1,000,000 within 45 days of the first date on which annual gross profit from the sale of tablets reaches $10,000,000 in a calendar year. As of the years ended December 31, 2020 and 2019, and through this date, none of these milestones have occurred. Because collection of these milestone payments is not reasonably assured, we have not recorded any revenues in the accompanying financial statements.

Also, the Company is due an additional $1,750,000 with respect to the Product that is Vigabatrin 500mg powder for Oral Solution (powder) as follows; (A) $250,000 within 45 days of the first date on which annual gross profit from the sale of powder reaches $1,000,000 in a calendar year, (B) $500,000 within 45 days of the first date on which annual gross profit from the sale of powder reaches $5,000,000 in a calendar year, (C) $1,000,000 within 45 days of the first date on which annual gross profit from the sale of powder reaches $10,000,000 in a calendar year. As of the years ended December 31, 2020 and 2019, and through this date, none of these milestones have occurred. Because collection of these milestone payments is not reasonably assured, we have not recorded any revenues in the accompanying financial statements.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Leases - The Company leases office space under an operating lease commencing December 1, 2017 through November 30, 2019 and a first lease extensions commending December 1, 2019 through May 31, 2020. The second lease extension extends the lease for twenty-four months, beginning on June 1, 2020 and ending on May 31, 2022. The monthly rent is $3,750. On January 1, 2019, the Company adopted ASC Topic 842, Leases, requiring this lease to be recorded as an asset and corresponding liability on its consolidated balance sheets. The Company records rent expense associated with this lease on the straight-line basis in conjunction with the terms of the underlying lease. During the years ended December 31, 2020 and 2019, rental expense totaled $34,125 and $45,500 respectively.

Future minimum rental payments required under the lease are as follows:

2021	$45,000
2022	18,750

Legal Matters – The company is currently not a defendant in any litigation or threatened litigation that could have a material effect on the company’s financial statements.

Royalty Obligations - In connection with the product licensing agreement discussed in Note 3, the Company owes a minimum royalty payment of $1,000,000 following the first year of product sales. A minimum royalty amount is also due in subsequent years. As of December 31, 2020 and 2019, liabilities accrued on a monthly basis totaling $583,333 and $0, respectively, have been recorded to reflect the minimum future royalty payments.

Royalty Advances - In the year ended December 31, 2020 and 2019, the Company received royalty advances on future product sales of $500,000 and $500,000, respectively, from its pharmaceutical marketing partner. Interest is due on this advance and will continue to accrue at the rate of 10% until the payment is fully recouped from royalties. These advances are reflected in the accompanying consolidated balance sheets as deferred revenue until the royalties are earned.

F-32

COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2020 and 2019

NOTE 8 - 401(k) PROFIT-SHARING PLAN

The Company sponsors a qualified profit-sharing plan with a 401(k) feature that covers all eligible employees. Participation in the 401(k) feature of the plan is voluntary. Participating employees may defer up to 100% of their compensation up to the maximum prescribed by the Internal Revenue Code. The plan permits for employee elective deferrals but has no contribution requirements for the Company. During the years ended December 31, 2020 and 2019, no employer contributions were made.

NOTE 9 - CONCENTRATIONS

Major Customers – During the years ended December 31, 2020 and 2019, 100%, of sales were earned from two customers. As of December 31, 2020 and 2019, accounts receivable related to these two major customers was $21,786 and $-, respectively.

NOTE 10 – INCOME TAXES

The Company has established deferred tax assets and liabilities for the recognition of future deductions or taxable amounts and operating loss carry forwards. Deferred tax assts and liabilities for the recognition of future deductions or taxable amounts and operating loss carry forwards. Deferred federal and state income tax expense or benefit is recognized as a result of the change in the deferred tax asset or liability during the year using the currently enacted tax laws and rates that apply to the period in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax assets to the amount that will more likely than not be realized.

During the years ended December 31, 2020 and 2019, a reconciliation of income tax expense at the statutory federal and state rates of 31% to income tax expense at the Company’s effective tax rate is as follows:

	2020	2019
Income tax benefit at statutory rate	$2,852,000	653,000
Change in valuation allowance	(2,852,000)	(653,000)

Provision for federal/state income taxes	$–	–

As of the years ended December 31, 2020, the Company has approximately $9,200,000 of unused net operating loss carry forwards. Unused net operating loss carry forwards may provide future benefits, although there can be no assurance that these net operating losses will be realized in the future. The tax benefits of these loss carry forwards have been fully offset by a valuation allowance. These losses may be used to offset future taxable income and will carry forward indefinitely.

NOTE 11 – SUBSEQUENT EVENT

In early 2020, an outbreak of a novel strain of the Coronavirus 2019 Disease (COVID-19) was identified and infections have been found in a number of countries around the world, including the United States. COVID-19 and its impact on trade including customer demand, travel, employee productivity, supply chain, and other economic activities had had, and may continue to have, a potentially significant effect on financial markets and business activity. The extent of the impact of COVID-19 on the Company’s operational and financial performance is currently uncertain and cannot be predicted.

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COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2020 and 2019

On December 31, 2020, the Company entered into an Agreement and Plan of Merger with Vinings Holdings, Inc. (Vinings). On February 12, 2021, Coeptis Acquisition Sub, Inc. (“Acquisition Corp.”), a wholly-owned subsidiary of Vinings Holdings, Inc., a Delaware corporation (“Vinings”), merged (the “Merger”) with and into Coeptis Pharmaceuticals, Inc. (“Coeptis ”). For financial reporting purposes, Coeptis was the accounting surviving corporation of that Merger although Vinings was the legal survivor. As a result of the Merger, Vinings acquired the business of Coeptis and will continue the existing business operations of Coeptis as a wholly-owned subsidiary. Simultaneously with the Merger, on the Closing Date all of the issued and outstanding shares of Coeptis common stock converted, on a 1 for 1 basis, into shares of Vinings common stock, par value $0.0001 per share (“Vinings Common Stock”). Additionally, the former officers and directors of Vinings resigned and new officers and directors from Coeptis were elected. As of the Closing Date there were no Coeptis options or warrants outstanding to purchase shares of Coeptis common stock.

The Coeptis’ and Vinings’ combined Common Stock will vote together with Vinings’ Class B Preferred Stock as a single class, with each share of common stock having one vote per share and the Class B Preferred Stock having a number of votes equal to that of 8,000,000 shares of Common Stock. As such, immediately following the Merger, Coeptis’ former stockholders (including Mr. Mehalick as the holder of the Class B Preferred Stock) and common stockholders held approximately 95.8% and 4.2%, respectively, of the total combined voting power of all classes of stock entitled to vote.

The Merger will be treated as a recapitalization of the Company for financial accounting purposes. The historical financial statements of Vinings before the Merger will be replaced with the historical financial statements of Coeptis before the Merger in all future filings with the Securities and Exchange Commission (the “SEC”).

Subsequent to year end and through May 10, 2021, the Company issued 3,530,500 shares of common stock, which resulted in cash payments to the company of $2,907,500.

On May 6, 2021, Coeptis Pharmaceuticals, Inc. (“Coeptis”) made initial payments under two definitive agreements. The two definitive option purchase agreements are with VyGen-Bio, Inc. (“Vy-Gen”), pursuant to which Coeptis has the exclusive option to acquire co-development rights with respect to two Vy-Gen product candidates. Coeptis paid a total of $750,000 to acquire the two exclusive options. The options are exercisable at any time until December 31, 2021 with the option exercise payments totaling an additional $1,250,000 to $5,750,000, depending on the timing of the exercise and if both options are exercised.

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VININGS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET DATA

December 31, 2020 and 2019

	December 31, 2020	December 31, 2019
Combined Consolidated Balance Sheet Data:
Total current liabilities	$5,330,148	$460,088
Non-current liabilities	164,723	(437,068)
Total liabilities	5,494,871	1,577,996
Stockholders' equity	(5,188,032)	(4,944,559)
Series B Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, 8,000 and -0- shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	1	–
Common stock, $0.0001 par value, 1,250,000,000 shares authorized; 26,766,640 shares and 17,904,800 issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	2,519	1,620
Equity Investment	–	–
Additional paid-in capital	8,910,294	5,464,315
Accumulated deficit	(14,100,846)	(4,944,559)
Total stockholders' equity	(5,188,032)	621,376
Total liabilities and stockholders' equity	$306,839	$1,577,996

F-35

COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

December 31, 2020 and 2019

	Year ended December 31, 2020	Year ended December 31, 2019
Consolidated Statements of Operations Data:
Sales	$30,761	$24,092
Cost of Goods sold	964,217	–
Gross Profit	(933,456)	24,092

Operating expenses:
Research and development	$3,543	$1,378,271
Sales and marketing	6,608	–
General and administrative	6,484,474	3,062,821
Total operating expenses	6,494,625	4,441,092

Loss from operations	(7,428,081)	(4,417,000)

Other income (expense)
Interest income (expense), net	(5,306)	(150)
Other income (expense), net	(2,299,883)	2,311,148
Net Loss	$(9,733,271)	$(2,106,002)

Loss per share, basic and fully diluted	$(0.49)	$(0.12)

Weighted average number of common shares outstanding	19,698,939	16,849,875

F-36

VINING HOLDINGS, INC.

SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION AND DATA

AS OF DECEMBER 31, 2020 AND 2019

COMBINED FINANCIAL INFORMATION AND DATA

The following tables present summary historical financial data for Vinings Holding, Inc (“Vinings”) and Coeptis Pharmaceuticals, Inc (“Coeptis”), summary unaudited pro forma condensed combined financial data for Vinings and Coeptis, and comparative historical and unaudited pro forma per share data for Vinings and Coeptis.

Selected Historical Consolidated Financial Data of Vinings Holdings, Inc.

The selected consolidated statements of operations data for the ten month period ended December 31, 2020 and the selected consolidated balance sheet data as of December 31, 2020 are derived from Vinings’ audited consolidated financial statements, and for the ten months ended December 31, 2019 from the unaudited condensed consolidated financial statements. Vinings’ audited historical consolidated financial statements for the ten month period ended December 31, 2020 are contained in its Annual Report on Form 10-K/T along with its unaudited condensed historical consolidated financial statements for the ten months ended December 31, 2019. Vinings’ historical results are not necessarily indicative of the results that may be expected in any future.

The selected historical consolidated financial data below should be read in conjunction with Vinings’ management’s discussion and analysis of financial condition and results of operations and Vinings’ consolidated financial statements and the notes related thereto included elsewhere in this report. For additional information, see the section titled “Where You Can Find More Information”.

Selected Historical Consolidated Financial Data of Coeptis

The selected consolidated statements of operations data for the years ended December 31, 2020 and 2019 and the selected consolidated balance sheet data as of December 31, 2020 and 2019 are derived from Coeptis’ audited consolidated financial statements included elsewhere in this report. Coeptis’ historical results are not necessarily indicative of the results that may be expected in any future period.

The selected historical consolidated financial data below should be read in conjunction with the sections titled “Coeptis Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Coeptis’ consolidated financial statements and related notes included elsewhere in this report.

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Selected Unaudited Pro Forma Condensed Combined Financial Data of Vinings and Coeptis

The following selected unaudited pro forma combined financial data presents the pro forma financial position and results of operations of the combined organization based on the historical consolidated financial statements of Vinings and Coeptis, after giving effect to the Merger. The information presented below should be read together with the historical consolidated financial statements of each of Vinings and Coeptis, including the related notes thereto. The unaudited pro forma combined balance sheet data as of December 31, 2020 and 2019 gives effect to the Merger as if it took place on the respective balance sheet dates. The unaudited pro forma combined statement of operations data for the years ended December 31, 2020 and 2019 give effect to the merger as if it took place on January 1, 2019.

The allocation of purchase consideration reflected in the unaudited pro forma combined financial data is preliminary and will be adjusted based on the fair value of purchase consideration on the closing date of the Merger and upon completion of the final valuations of the fair value of the assets acquired and liabilities assumed of Coeptis on the closing date of the Merger. Although Vinings and Coeptis management believe that the fair values assigned to the assets to be acquired and liabilities to be assumed reflected in the unaudited pro forma combined financial data are based on reasonable estimates and assumptions using currently available data, the results of the final allocation could be materially different from the preliminary allocation.

The unaudited pro forma combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X. Accordingly, the historical consolidated financial data of Vinings and Coeptis has been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results of operations of the combined organization. In addition, the pro forma adjustments reflecting the completion of the Merger are based upon the application of the acquisition method of accounting in accordance with GAAP and upon the assumptions set forth in the unaudited pro forma combined financial statements included elsewhere in this report.

The unaudited pro forma combined financial data is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been combined during the periods presented.

Comparative Historical and Unaudited Pro Forma Per Share Data

The information below reflects the historical net loss and book value per share of Vinings common stock and the historical net loss and book value per share of Coeptis common stock in comparison with the unaudited pro forma net loss book value per share after giving effect to the Merger of Vinings with Coeptis on a pro forma basis. You should read the tables below in conjunction with Vinings’ audited consolidated financial statements for the ten months ended December 31, 2020, Vinings’ unaudited condensed consolidated financial statements for the ten months ended December 31, 2019, and Coeptis’ audited financial statements for the years ended December 31, 2020 and 2019, and the unaudited pro forma condensed combined financial information and the notes related to such financial statements included.

	Year Ended December 31, 2020	Year Ended December 31, 2019
Vinings Holdings, Inc. Historical Per Common Share Data:
Basic and diluted net loss per share	$(0.36)	$(0.00)
Book value per share	$(0.03)	$(0.00)

Coeptis Pharmaceuticals, Inc. and Subsidiary Historical Per Common Share Data:
Basic and diluted net loss per share	$(0.51)	$(0.14)
Book value per share	$(0.20)	$0.04

Combined Company Pro Forma Per Share Common Data:
Basic and diluted net loss per share	$(0.49)	$(0.12)
Book value per share	$(0.19)	$0.03

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MARKET PRICE AND DIVIDEND INFORMATION

The closing price of Vinings common stock on December 31, 2020, the last trading day prior to the public announcement of the merger, was $0.31 per share and the closing price of Vinings common stock on February 12, 2021 was $4.16 per share, in each case as reported on the OTC Pink markets (an interdealer electronic quotation system operated by OTC Markets Group, Inc.).

Because the market price of Vinings common stock is subject to fluctuation, the market value of the shares of Vinings common stock that Coeptis stockholders will be entitled to receive in the merger may increase or decrease.

Coeptis is a private company, and its shares of common stock and preferred stock are not publicly traded.

Dividends

Vinings has never declared or paid cash dividends on its capital stock and does not anticipate paying any cash dividends in the foreseeable future. Coeptis has never paid or declared any cash dividends on its capital stock. The combined company intends to retain all available funds and any future earnings for use in the operation of its business and does not anticipate paying any cash dividends on its capital stock in the foreseeable future. Notwithstanding the foregoing, any determination to pay cash dividends subsequent to the merger will be at the discretion of the combined company’s board of directors and will depend upon a number of factors, including the combined company’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the combined company’s board of directors deems relevant.

F-39

COEPTIS THERAPEUTICS, INC.

14,530,100 Shares of

Common Stock

PRELIMINARY PROSPECTUS

February [___], 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by the Registrant in connection with the sale of the common stock being registered. All amounts shown are estimates:

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		*
Accounting fees and expenses		*
Blue Sky, qualification fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*	To be completed by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

As permitted by the DGCL, the Registrant’s bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the DGCL;

•	the Registrant may advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

The Registrant intends to enter into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Registrant’s bylaws and any indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding all securities sold or granted by us since February 12, 2021 that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). Also included is the consideration, if any, received by us for such securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed for such sales and grants. Such information is rounded to the nearest whole number. All proceeds were used for general working capital purposes.

2021 Private Placement. On November 17, 2021, we completed a private placement (the “2021 Private Placement”), in which we sold 5,827,324 shares of our common stock in reliance on an exemption from registration under the Securities Act. The gross proceeds from the 2021 Private Placement were approximately $8.7 million, which we used for general corporate purposes.

Current Reg A Offering. On December 6, 2021, we launched an offering of our common stock pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission, pursuant to which we are seeking to sell up to 3,000,000 shares of our common stock a price per share of $3.00. Through January 28, 2022, we have sold 31,999 shares of common stock in this offering.

Warrant Issuances:

On November 23, 2020, pre-Merger, the Company issued a class A and a class B warrant to Coral Investment Partners, LP, with each warrant granting the right to purchase 500,000 shares of common stock at a price of $2 per share under the Class A warrant and the right to purchase 500,000 shares of common stock at a price of $5 per share under the Class B warrant.

On May 28, 2021, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 500,000 shares of common stock at a price of $1 per share, 500,000 shares at $2 per share, and 500,000 at $5 per share.

On July 30th, 2021, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 200,000 shares of common stock at a price of $1 per share, 100,000 shares at $2 per share, and 100,000 at $5 per share.

On September 22, 2021, the Company issued a warrant in conjunction with the termination of a license right with Purple Biotech, Ltd., granting Purple Biotech the right to purchase 300,000 shares of common stock at $5 per share, subject to certain adjustments.

Between November 2021 and January 2022, the Company issued warrants in exchange for professional services, granting the warrant holders the right to purchase (subject to vesting in certain cases) in the aggregate up to 4,195,100 shares at an average exercise price of approximately $1.50 per share. The shares issuable under these warrants are being registered for resale under this prospectus.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

Exhibit	Exhibit Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of December 31, 2019, by and among Vinings Holdings, Inc. a Delaware corporation, Coeptis Acquisition Corp., a Delaware corporation and Coeptis Pharmaceuticals, Inc., a Delaware corporation (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on January 4, 2021).
2.2	Amendment No. 1 and Modification to Agreement and Plan of Merger (incorporated by reference from Exhibit 2.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on February 12, 2021).
2.3	Certificate of Merger as filed with the Delaware Secretary of State effective February 12, 2021 (incorporated by reference from Exhibit 2.3 to the Company’s Current Report on Form 8-K, as filed with the SEC on February 12, 2021).
3.1	Certificate of Incorporation of Vinings Holdings, Inc. (incorporated by reference from Exhibit 3(i).1 to the Company’s Form 10, as filed with the SEC on August 12, 2020).
3.2	Certificate of Incorporation of Coeptis Pharmaceuticals, Inc., as filed with the Secretary of State of the State of Delaware on October 16, 2018 (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on February 12, 2021).
3.3	Certificate of Amendment to Certificate of Incorporation to effect name change from Vinings Holdings Inc. to Coeptis Therapeutics, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on July 13, 2021).
3.4	Amended and Restated Bylaws of Coeptis Therapeutics, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on July 13, 2021).
3.5	Bylaws of Coeptis Pharmaceuticals, Inc. (incorporated by reference from Exhibit 3.5 to Vinings Holdings, Inc.’s Current Report on Form 8-K, as filed with the SEC on February 12, 2021).
4.1	Certificate of Designation, Preferences and Rights of Series A Preferred Stock (incorporated by reference from Exhibit 4.1 to Vinings Holdings, Inc.’s Form 10, as filed with the SEC on August 12, 2020).
4.2	Certificate of Designation, Preferences and Rights of Series A Preferred Stock (incorporated by reference from Exhibit 4.2 to Vinings Holdings, Inc.’s Form 10, as filed with the SEC on August 12, 2020).
4.3	Form of A Warrant (incorporated by reference from Exhibit 4.2 to Vinings Holdings, Inc.’s Current Report on Form 8-K, as filed with the SEC on December 7, 2020).
4.4	Form of B Warrant (incorporated by reference from Exhibit 4.3 to Vinings Holdings, Inc.’s Current Report on Form 8-K, as filed with the SEC on December 7, 2020).
10.1	Indemnity Agreement, effective February 12, 2021, among Vinings Holdings, Inc., and Sterling Acquisition I, LLC as indemnitor (incorporated by reference from Exhibit 10.1 to Vinings Holdings, Inc.’s Current Report on Form 8-K, as filed with the SEC on February 12, 2021).
10.2	Divestiture Agreement, effective December 23, 2020, among Vinings Holdings, Inc. and Sterling Acquisition I, LLC regarding NDYN Delaware, Inc. (incorporated by reference from Exhibit 10.1 to Vinings Holdings, Inc.’s Current Report on Form 8-K, as filed with the SEC on December 31, 2020).
10.3	Co-Development Option Purchase Agreement (SNP) between Coeptis Pharmaceuticals, Inc. and Vy-Gen Bio, Inc. (incorporated by reference from Exhibit 4.1 to Coeptis Therapeutics Inc.’s Current Report on Form 8-K, as filed with the SEC on May 11, 2021).
10.4	Co-Development Option Purchase Agreement (GEAR) between Coeptis Pharmaceuticals, Inc. and Vy-Gen Bio, Inc. (incorporated by reference from Exhibit 4.2 to Coeptis Therapeutics Inc.’s Current Report on Form 8-K, as filed with the SEC on May 11, 2021).
10.5	Amendment No. 1 to Co-Development Option Purchase Agreement (SNP) between Coeptis Pharmaceuticals, Inc. and VyGen-Bio, Inc. (incorporated by reference from Exhibit 4.1 to Coeptis Therapeutics Inc.’s Current Report on Form 8-K, as filed with the SEC on August 19, 2021).
10.6	Amendment No. 1 to Co-Development Option Purchase Agreement (GEAR) between Coeptis Pharmaceuticals, Inc. and VyGen-Bio, Inc. (incorporated by reference from Exhibit 4.2 to Coeptis Therapeutics Inc.’s Current Report on Form 8-K, as filed with the SEC on August 19, 2021).
10.7	Co-development and Steering Committee Agreement with VyGen-Bio, Inc. (incorporated by reference from Exhibit 4.1 to Coeptis Therapeutics Inc.’s Current Report on Form 8-K, as filed with the SEC on December 27, 2021).
21.1	Subsidiaries of Vinings Holdings, Inc. (incorporated by reference from Exhibit 21.1 to Vinings Holdings, Inc.’s Current Report on Form 8-K, as filed with the SEC on February 12, 2021).
23.1*	Consent of Independent Registered Public Accounting Firm
EX-101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
EX-101.SCH	Inline XBRL Taxonomy Extension Schema Document
EX-101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
EX-101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
EX-101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
EX-101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
EX-104	Cover Page Interactive Data File (formatted in IXBRL, and included in exhibit 101).
EX-107	EX-FILING FEES

_____________________

* Filed herewith

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or issuances are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Coeptis Therapeutics, Inc. pursuant to the foregoing provisions, or otherwise, Coeptis Therapeutics, Inc. has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Coeptis Therapeutics, Inc. of expenses incurred or paid by a director, officer or controlling person of Coeptis Therapeutics, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Coeptis Therapeutics, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned hereby further undertakes that:

(1)	For purposes of determining any liability under the Securities Act the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Coeptis Therapeutics, Inc. pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining any liability under the Securities Act, each filing of Coeptis Therapeutics, Inc.’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Pittsburgh, Pennsylvania, on February 3, 2022.

COEPTIS THERAPEUTICS, INC.

By:	/s/ David Mehalick
David Mehalick
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Mehalick	Chief Executive Officer and Director (Principal Executive Officer)	February 3, 2022
David Mehalick

/s/ Christine Sheehy	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 3, 2022
Christine Sheehy

/s/ Daniel Yerace	Vice President of Operations and Director	February 3, 2022
Daniel Yerace

/s/ Michael Handley	Director	February 3, 2022
Michael Handley

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